                                                                    EXHIBIT 10.1

================================================================================

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of August 15, 2003

                                      among

                           CORINTHIAN COLLEGES, INC.,
                             a Delaware corporation,
                            as the Domestic Borrower,

                       CORINTHIAN CANADA ACQUISITION INC.,
                             an Ontario corporation,
                            as the Canadian Borrower,

                             BANK OF AMERICA, N.A.,
          as Domestic Administrative Agent, Domestic Swing Line Lender
                            and Domestic L/C Issuer,

           BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADIAN BRANCH,
          as Canadian Administrative Agent, Canadian Swing Line Lender
                            and Canadian L/C Issuer,

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent,

                         U.S. BANK NATIONAL ASSOCIATION

                                       and

                              JPMORGAN CHASE BANK,
                           as Co-Documentation Agents,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

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
ARTICLE I          DEFINITIONS AND ACCOUNTING TERMS.........................................................       1

      1.01     Defined Terms................................................................................       1

      1.02     Other Interpretive Provisions................................................................      27

      1.03     Accounting Terms.............................................................................      27

      1.04     Rounding.....................................................................................      28

      1.05     References to Agreements and Laws............................................................      28

      1.06     Times of Day.................................................................................      28

ARTICLE II         THE COMMITMENTS AND CREDIT EXTENSIONS....................................................      29

      2.01     Committed Loans..............................................................................      29

      2.02     Borrowings, Conversions and Continuations of Committed Loans.................................      30

      2.03     Acceptances..................................................................................      31

      2.04     Letters of Credit............................................................................      36

      2.05     Swing Line Loans.............................................................................      44

      2.06     Prepayments..................................................................................      50

      2.07     Reduction or Termination of Commitments......................................................      51

      2.08     Repayment of Loans...........................................................................      52

      2.09     Interest.....................................................................................      52

      2.10     Fees.........................................................................................      53

      2.11     Computation of Interest and Fees.............................................................      53

      2.12     Evidence of Debt.............................................................................      53

      2.13     Payments Generally...........................................................................      54

      2.14     Sharing of Payments..........................................................................      56

      2.15     Increase in Aggregate Domestic Commitments...................................................      58

ARTICLE III        TAXES, YIELD PROTECTION AND ILLEGALITY...................................................      59

      3.01     Taxes........................................................................................      59

      3.02     Illegality...................................................................................      60

      3.03     Inability to Determine Rates.................................................................      60

      3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.......      61

      3.05     Funding Losses...............................................................................      62

      3.06     Matters Applicable to all Requests for Compensation..........................................      62

      3.07     Survival.....................................................................................      62

ARTICLE IV         CONDITIONS PRECEDENT TO CREDIT EXTENSIONS................................................      63

      4.01     Conditions of Initial Credit Extension.......................................................      63

      4.02     Conditions to all Credit Extensions..........................................................      65

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                                TABLE OF CONTENTS
                                   (continued)

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      4.03     Conditions to Acceptances....................................................................      65

ARTICLE V          REPRESENTATIONS AND WARRANTIES...........................................................      66

      5.01     Existence, Qualification and Power; Compliance with Laws.....................................      66

      5.02     Authorization; No Contravention..............................................................      66

      5.03     Governmental Authorization; Other Consents...................................................      66

      5.04     Binding Effect...............................................................................      66

      5.05     Financial Statements; No Material Adverse Effect.............................................      67

      5.06     Litigation...................................................................................      67

      5.07     No Default...................................................................................      67

      5.08     Ownership of Property; Liens.................................................................      68

      5.09     Environmental Compliance.....................................................................      68

      5.10     Insurance....................................................................................      68

      5.11     Taxes........................................................................................      68

      5.12     ERISA Compliance.............................................................................      68

      5.13     Subsidiaries.................................................................................      69

      5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act...............      70

      5.15     Disclosure...................................................................................      70

      5.16     Intellectual Property; Licenses, Etc.........................................................      70

      5.17     Tax Shelter Regulations......................................................................      70

ARTICLE VI         AFFIRMATIVE COVENANTS....................................................................      71

      6.01     Financial Statements.........................................................................      71

      6.02     Certificates; Other Information..............................................................      72

      6.03     Notices......................................................................................      73

      6.04     Payment of Obligations.......................................................................      74

      6.05     Preservation of Existence, Etc...............................................................      74

      6.06     Maintenance of Properties....................................................................      74

      6.07     Maintenance of Insurance.....................................................................      75

      6.08     Compliance with Laws.........................................................................      75

      6.09     Books and Records............................................................................      75

      6.10     Inspection Rights............................................................................      75

      6.11     Use of Proceeds..............................................................................      75

      6.12     Additional Guarantors........................................................................      75

      6.13     Acquisitions.................................................................................      76

ARTICLE VII        NEGATIVE COVENANTS.......................................................................      76

      7.01     Liens........................................................................................      76

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                                TABLE OF CONTENTS
                                   (continued)

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      7.02     Investments..................................................................................      77

      7.03     Indebtedness.................................................................................      77

      7.04     Fundamental Changes..........................................................................      79

      7.05     Dispositions.................................................................................      79

      7.06     Restricted Payments..........................................................................      80

      7.07     Change in Nature of Business.................................................................      80

      7.08     Transactions with Affiliates.................................................................      80

      7.09     Burdensome Agreements........................................................................      80

      7.10     Use of Proceeds..............................................................................      81

      7.11     Financial Covenants..........................................................................      81

      7.12     Amendment of Acquisition Agreement...........................................................      82

      7.13     Restrictive Agreements, etc..................................................................      82

      7.14     Corinthian Properties........................................................................      82

ARTICLE VIII       EVENTS OF DEFAULT AND REMEDIES...........................................................      82

      8.01     Events of Default............................................................................      82

      8.02     Remedies Upon Event of Default...............................................................      85

ARTICLE IX         ADMINISTRATIVE AGENTS....................................................................      85

      9.01     Appointment and Authorization of Administrative Agents.......................................      85

      9.02     Delegation of Duties.........................................................................      86

      9.03     Liability of Administrative Agents...........................................................      86

      9.04     Reliance by Administrative Agents............................................................      86

      9.05     Notice of Default............................................................................      87

      9.06     Credit Decision; Disclosure of Information by Administrative Agents..........................      87

      9.07     Indemnification of Administrative Agents.....................................................      88

      9.08     Administrative Agents in their Individual Capacity...........................................      88

      9.09     Successor Administrative Agent...............................................................      89

      9.10     Administrative Agents May File Proofs of Claim...............................................      89

      9.11     Collateral and Guaranty Matters..............................................................      90

      9.12     Other Agents; Arrangers and Managers.........................................................      90

ARTICLE X          MISCELLANEOUS............................................................................      91

      10.01    Amendments, Etc..............................................................................      91

      10.02    Notices and Other Communications; Facsimile Copies...........................................      92

      10.03    No Waiver; Cumulative Remedies...............................................................      93

      10.04    Attorney Costs, Expenses and Taxes...........................................................      93

      10.05    Indemnification by the Borrowers.............................................................      94
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                                TABLE OF CONTENTS
                                   (continued)

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      10.06    Payments Set Aside...........................................................................      94

      10.07    Successors and Assigns.......................................................................      95

      10.08    Confidentiality..............................................................................      98

      10.09    Set-off......................................................................................      99

      10.10    Interest Rate Limitation.....................................................................     100

      10.11    Counterparts.................................................................................     100

      10.12    Integration..................................................................................     100

      10.13    Survival of Representations and Warranties...................................................     100

      10.14    Severability.................................................................................     101

      10.15    Tax Forms....................................................................................     101

      10.16    Replacement of Lenders.......................................................................     102

      10.17    Annual Rates of Interest.....................................................................     103

      10.18    Governing Law................................................................................     103

      10.19    Waiver of Right to Trial by Jury.............................................................     103

SCHEDULES

      2.01     Commitments and Pro Rata Shares
      2.04     Existing Letters of Credit
      5.05     Supplement to Interim Financial Statements
      5.06     Litigation
      5.09     Environmental Matters
      5.13     Subsidiaries and Other Equity Investments
      7.01     Existing Liens
      7.03     Existing Indebtedness
      10.02    Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

      FORM OF

      A        Committed Loan Notice
      B        Swing Line Loan Notice
      C        Note
      D-1      Guaranty
      D-2      Guaranty
      E        Compliance Certificate
      F        Assignment and Assumption
      G        Pledge Agreement
      H        Drawing Notice
      I        Form of Legal Opinion

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

         This FIRST AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of August 15, 2003, among Corinthian Colleges, Inc., a Delaware corporation (the "Domestic Borrower"), Corinthian Canada Acquisition Inc., an Ontario corporation and wholly-owned subsidiary of the Domestic Borrower (the "Canadian Borrower" and together with the Domestic Borrower, collectively, the "Borrowers" and individually, a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), Union Bank of California, N.A., as Syndication Agent, U.S. Bank National Association and JPMorgan Chase Bank, as Co-Documentation Agents, Bank of America, N.A., as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer, and Bank of America, N.A., acting through its Canadian Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.

         The Domestic Borrower, certain of the Lenders, Documentation Agent, Syndication Agent and Domestic Administrative Agent are parties to that certain Credit Agreement dated as of June 26, 2002 (the "Existing Credit Agreement").

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acceptance" has the meaning assigned to that term in Section 2.03(a).

         "Acceptance Facility" means the bankers' acceptance facility established under Section 2.03.

         "Acceptance Usage" means, as at any date, the sum (without duplication) of the aggregate Face Amount of all Acceptances accepted by Canadian Lenders pursuant to Section 2.03 which have not been repaid by the Canadian Borrower, whether or not due and whether or not held by any Lender. For purposes of this definition, all Acceptances shall be valued in Dollar Equivalents as of any date of determination.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity (or securities convertible into or exchangeable for such capital stock, partnership interests, membership interests or equity) of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger, amalgamation or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) a Borrower or its Subsidiary is the surviving entity or (ii) after giving effect to such merger, amalgamation or consolidation, such other Person has become a Subsidiary of a Borrower; provided, further, that no acquisition described in clauses (a) or (b) above shall constitute an Acquisition unless the total consideration (including cash, assumed Indebtedness and equity) paid in respect thereof exceeds $2,500,000; and provided further that in no event shall the formation or establishment of a Subsidiary or the capitalization of or transfer to such Subsidiary of any existing assets or business of a Borrower or any Subsidiary constitute an Acquisition.

         "Administrative Agents" means Domestic Administrative Agent and Canadian Administrative Agent.

         "Administrative Agent's Office" means, with respect to any Administrative Agent, such Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as such Administrative Agent may from time to time notify the Borrowers and the Lenders.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent-Related Persons" means the Administrative Agents, together with their Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Canadian Commitments" means the Commitments of all the Canadian Lenders with respect to the Canadian Loans, the Canadian Letters of Credit and the Acceptances, which shall not exceed $50,000,000 in the aggregate.

         "Aggregate Domestic Commitments" means the Commitments of all the Domestic Lenders with respect to the Domestic Loans and the Domestic Letters of Credit, which shall not exceed $185,000,000 in the aggregate, subject to Section 2.15.

         "Aggregate Pro Rata Share" means at any time, with respect to each Lender, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is such Lender's aggregate Commitments and the denominator of which is the sum of the Aggregate Domestic Commitments and the Aggregate Canadian Commitments, in each case immediately prior to any termination of the Commitments.

         "Agreement" means this Credit Agreement.

         "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to
Section 6.02(b):

------------------------------------------------------------------------------------------------
                                        Applicable Rate
------------------------------------------------------------------------------------------------
                                                                  Acceptances
Pricing            Consolidated Leverage                        Eurodollar Rate +
 Level                    Ratio               Commitment Fee    Letters of Credit    Base Rate +
------------------------------------------------------------------------------------------------
      1               > or = 2.00:1               0.350%              1.500%            0.250%
------------------------------------------------------------------------------------------------
      2          > or = 1.50:1 BUT <2.00:1        0.300%              1.250%            0.250%
------------------------------------------------------------------------------------------------
      3          > or = 1.00:1 BUT <1.50:1        0.250%              1.000%            0.000%
------------------------------------------------------------------------------------------------
      4          > or = 0.50:1 BUT <1.00:1        0.250%              0.875%            0.000%
------------------------------------------------------------------------------------------------
      5                  <0.50:1                  0.250%              0.750%            0.000%
------------------------------------------------------------------------------------------------

         Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the delivery of a Compliance Certificate demonstrating that a different Pricing Level is required. The Applicable Rate in effect from the Closing Date through September 30, 2003 shall be based on Pricing Level 4.

         "Approved Acquisitions" has the meaning specified in Section
4.01(a)(vi).

         "Approved Debt Issuance" means an issuance after the Closing Date by a Borrower of Indebtedness not otherwise permitted under Section 7.03 on terms reasonably acceptable to the Required Lenders.

         "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Domestic Borrower and its Subsidiaries for the fiscal year ended June 30, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Domestic Borrower and its Subsidiaries, including the notes thereto.

         "Auto-Renewal Letter of Credit" has the meaning specified in Section 2.04(b).

         "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Average Effective Discount Rate" means the lesser of (a) the applicable CDOR Rate plus seven and one-half one hundredths of one percent (0.075%) per annum and (b)(i) in respect of any Acceptances to be purchased by a
Schedule I Lender pursuant hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Schedule I Reference Bank at or about 10:00 a.m. (Toronto time) as the discount rate at which such Schedule I Reference Bank would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Acceptances to be acquired by such
Schedule I Reference Bank on such Drawing Date or (ii) in respect of any Acceptances to be purchased by any Canadian Lender other than a Schedule I Lender pursuant hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Other Reference Lender at or about 10:00 a.m. (Toronto time) as the discount rate at which such Other Reference Lender would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Acceptances to be acquired by such Other Reference Lender on such Drawing Date. If any Schedule I Reference Bank or Other Reference Lender fails to provide its quotation to the Canadian Administrative Agent, the Average Effective Discount Rate shall be determined on the basis of the quotation by the other Schedule I Reference Bank(s) or Other Reference Lender(s), as applicable.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Bank of America Canada" means Bank of America, N.A., acting through its Canadian branch, and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) in the case of Domestic Loans, the Federal Funds Rate plus 1/2 of 1%, and in the case of Canadian Loans, the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 0.75% per annum, and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America (in the case of Domestic Loans) as its "prime rate" for loans in Dollars or Bank of America Canada (in the case of Canadian Loans) as its "prime rate" for loans in Canadian Dollars. The

"prime rate" is a rate set by Bank of America or Bank of America Canada (as applicable) based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America or Bank of America Canada (as applicable) shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrowers" has the meaning specified in the introductory paragraph hereto.

         "Borrower Account" has the meaning specified in Section 2.13(h).

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office of the Domestic Administrative Agent is located and, if such day relates to any Canadian Loan or Canadian Letter of Credit, means any such day other than a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City or the province where the Administrative Agent's Office of the Canadian Administrative Agent is located, and, in either case, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Canadian Administrative Agent" means Bank of America Canada in its capacity as Canadian administrative agent under any of the Loan Documents, or any Canadian Lender which is a successor Canadian administrative agent hereunder.

         "Canadian Borrower" has the meaning specified in the introductory paragraph hereto.

         "Canadian Dollar" and "CDN. $" mean lawful money of Canada.

         "Canadian L/C Issuer" means Bank of America Canada in its capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of Canadian Letters of Credit hereunder.

         "Canadian Lender" means any Lender identified as a Canadian Lender on
Schedule 2.01 as amended or modified from time to time in accordance with this Agreement.

         "Canadian Letter of Credit" means any Letter of Credit issued by the Canadian L/C Issuer for the account of the Canadian Borrower.

         "Canadian Loan" means any Loan extended by a Canadian Lender to the Canadian Borrower.

         "Canadian Pension Plan" means a "pension plan," "plan" or similar arrangement which is subject to applicable pension benefits legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of a Borrower or a Subsidiary.

         "Canadian Subsidiary" means any Subsidiary that is organized under the laws of Canada or any political subdivision of Canada.

         "Canadian Swing Line" means the revolving credit facility made available by the Canadian Swing Line Lender pursuant to Section 2.05.

         "Canadian Swing Line Borrowing" means a borrowing of a Canadian Swing Line Loan pursuant to Section 2.05.

         "Canadian Swing Line Lender" means Bank of America Canada in its capacity as provider of Canadian Swing Line Loans, or any Canadian Lender which is a successor swing line lender hereunder.

         "Canadian Swing Line Loan" has the meaning specified in Section
2.05(a).

         "Canadian Swing Line Loan Notice" means a notice of a Canadian Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Canadian Swing Line Sublimit" means an amount equal to Five Million Dollars ($5,000,000). The Canadian Swing Line Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.

         "Canadian Welfare Plan" means any medical, health, hospitalization, insurance or other similar employee benefit or welfare plan, agreement or arrangement applicable to employees resident in Canada of a Borrower or a Subsidiary.

         "Cash Collateralize" means to pledge and deposit with or deliver to the applicable Administrative Agent, for the benefit of the applicable L/C Issuer and the applicable Lenders, as collateral for the L/C Obligations and/or the Obligations respecting the Acceptances, cash or deposit account balances pursuant to documentation in form and substance satisfactory to such Administrative Agent and L/C Issuer (which documents are hereby consented to by such Lenders). Derivatives of such term have corresponding meanings. The applicable Borrower hereby grants to such Administrative Agent, for the benefit of such L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America (in the case of Domestic Letters of Credit) or Bank of America Canada (in the case of Canadian Letters of Credit and Acceptances).

         "CCI Acquisition" means the acquisition of the outstanding capital stock of Career Choices, Inc. ("CCI") pursuant to the Stock Purchase and Sale Agreement dated as of June 9, 2003 among CCI, Lombard North American Partners, L.P. , Kenneth Years, Alexander Hehmeyer, Paul Rerucha, Nancy Rerucha, Wallace Wright, Lane Hart, Hamilton Oswald, Kimberly Lothyan, Guy Bell, Amy Kuntz, Michael Sherbourne, Joseph File, Howard Jessup, William Calvert and the Domestic Borrower.

         "CDI Acquisition" means the acquisition of the outstanding capital stock of CDI Education Corporation/CDI Societe D'Education ("CDI") pursuant to the Support Agreement dated as of June 23, 2003 among the Domestic Borrower, the Canadian Borrower and CDI, as the same may be amended from time to time pursuant to Section 7.12.

         "CDOR Rate" means, on any day, (a) for Acceptances which have a term to maturity of 1, 2, 3 or 6 months, the annual rate of interest determined by the Canadian Administrative Agent which is equal to the average of the yield rates per annum applicable to CDN.$ bankers' acceptances with a term to maturity the same as the Acceptances proposed to be issued by the Canadian Borrower, displayed and identified as such on the Reuters Screen Page CDOR at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; and (b) for Acceptances which do not have a term to maturity of 1, 2, 3 or 6 months, the discount rate calculated by the Canadian Administrative Agent by a linear interpolation between the rates determined in (a) above for the closest maturity dates ending before and after the maturity date of the Acceptances proposed to be issued by the Canadian Borrower; provided, however if such rates do not appear on the Reuters Screen Page CDOR, then the "CDOR Rate" shall be the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Schedule I Reference Bank at or about 10:00 a.m. (Toronto time) as the discount rate at which such Schedule I Reference Bank would purchase, on such day, its own bankers' acceptances having a Face Amount equal to and with a term to maturity the same as the Acceptances proposed to be issued by the Canadian Borrower.

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Commitment" means, as to each Domestic Lender with respect to Domestic Loans and Domestic Letters of Credit, and as to each Canadian Lender with respect to Canadian Loans, Canadian Letters of Credit and Acceptances, its obligation to (a) make Committed Loans to a Borrower pursuant to Section 2.01,
(b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans, and (d) in the case of the Canadian Lenders, purchase and discount Acceptances, in an aggregate principal amount at any one time outstanding not to exceed the amount(s) set forth opposite such Lender's name on
Schedule 2.01, as such amount(s) may be adjusted from time to time in accordance with this Agreement.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans, having the same Interest Period.

         "Committed Canadian Loan" has the meaning specified in Section 2.01(b).

         "Committed Domestic Loan" has the meaning specified in Section 2.01(a).

         "Committed Loan" means a Committed Domestic Loan or a Committed Canadian Loan.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

         "Consolidated Adjusted EBITDA" means, for any period, an amount equal to Consolidated EBITDA for any Person and its Subsidiaries, as the same has been adjusted to give effect to factually supportable and identifiable cost savings and expenses which have been approved by the Domestic Administrative Agent and, in addition and without duplication, such other cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended, as if such cost savings or expenses were realized on the first day of the applicable period (collectively, the "S-X Adjustments"), it being understood that any S-X Adjustments are not subject to the Domestic Administrative Agent's approval.

         "Consolidated EBITDA" means, for any period, for any Person and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income (exclusive of non-operating income), (b) Consolidated Interest Charges deducted in determining such Consolidated Net Income, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, including amortization of deferred debt financing fees and expenses, and (e) all non-cash charges and extraordinary charges deducted in determining such Consolidated Net Income, and (f) minus all nonrecurring gains and extraordinary gains included in such Consolidated Net Income.

         "Consolidated EBITDAR" means, for any period, an amount equal to Consolidated EBITDA of the Domestic Borrower and its Subsidiaries plus, without duplication, the consolidated rental expense of the Domestic Borrower and its Subsidiaries (determined in accordance with GAAP and net of related sublease income) for such period.

         "Consolidated Fixed Charges" means, for any period, for the Domestic Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) all cash interest expense (excluding fees and expenses payable in connection with the closing of the Loan Documents), (b) all principal repayments of Indebtedness made that were scheduled or required to be made (other than payments made pursuant to Sections 2.07 or 2.08 hereof) and (c) all rental expense (determined in accordance with GAAP and net of all related sublease rental income).

         "Consolidated Fixed Charges Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four prior fiscal quarters ending on such date minus all capital expenditures made during such period (net of all cash proceeds received in such period from the disposition of capital assets) and minus all taxes paid in cash during such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Funded Indebtedness" means, as of any date of determination, for the Domestic Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Loans hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness,
(c) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments that support Indebtedness in respect of borrowed money or capital leases that have been funded and not repaid, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Domestic Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Domestic Borrower or such Subsidiary, (f) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, and (g) without duplication, all Guarantees with respect to Indebtedness of the types specified in subsections (a) through (f) above of Persons other than the Domestic Borrower or any Subsidiary.

         "Consolidated Interest Charges" means, for any period, for any Person and its Subsidiaries on a consolidated basis, the sum of (a) all interest expense of such Person and its Subsidiaries for such period (net of all interest income), and, without duplication, (b) the portion of rent expense of such Person and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, excluding fees and expenses payable in connection with the closing of the Loan Documents and the amortization of debt financing fees and expenses.

         "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Pro Forma Adjusted EBITDA of the Domestic Borrower and its Subsidiaries for the period of the four fiscal quarters ending on such date.

         "Consolidated Net Income" means, for any period, for any Person and its Subsidiaries on a consolidated basis, the net income of such Person and its Subsidiaries from continuing operations (such net income to be exclusive of (a) non-cash charges comprising (i) for purposes of calculating Consolidated EBITDA only, impairment of assets, (ii) cumulative effects of changes in accounting principles (all of which are to be in accordance with GAAP) and (iii) any non-cash stock compensation; and (b) extraordinary gains or losses); provided, however, the effect, if any, of FAS 142 Transitional Goodwill Impairment Charges shall be excluded from this definition and calculation.

         "Consolidated Net Worth" means, as of any date of determination, for the Domestic Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Domestic Borrower and its Subsidiaries on that date.

         "Consolidated Pro Forma Adjusted EBITDA" means, for any period, an amount equal to Consolidated Adjusted EBITDA of the Domestic Borrower and its Subsidiaries, as the same has been adjusted by the Domestic Borrower (such adjustment to be approved by the Domestic Administrative Agent, it being understood that any S-X Adjustments by the Domestic Borrower shall not be subject to the Domestic Administrative Agent's approval) on a pro forma basis to give effect to the Consolidated Adjusted EBITDA of any Person or assets acquired during such period (for which, and to the extent, financial statements are available) pursuant to a Permitted Acquisition (and not subsequently sold or otherwise disposed of by the Domestic Borrower or any of its Subsidiaries during such period) as if the Person or assets so acquired were owned by the Domestic Borrower for such period.

         "Consolidated Tangible Assets" means, as of any date, the total assets of the Domestic Borrower and its Subsidiaries on a consolidated basis minus all Intangible Assets of the Domestic Borrower and its Subsidiaries on a consolidated basis.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" has the meaning specified in the definition of "Affiliate."

         "Corinthian Properties" means Corinthian Property Group, Inc., a Florida corporation and wholly-owned Subsidiary of the Domestic Borrower.

         "Credit Extension" means a Borrowing, an L/C Credit Extension or, in the case of the Canadian Borrower, the creation of Acceptances by the Canadian Lenders.

         "DBNA" means the Depository Bills and Notes Act (Canada), as amended from time to time, and any successor statute.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate

Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, or has failed to accept any Acceptance required to be accepted by it hereunder, within one Business Day of the date required to be funded or accepted by it hereunder,
(b) has otherwise failed to pay over to an Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale by a Borrower or any of its Subsidiaries to any Person other than any of its wholly-owned Subsidiaries of
(i) any of the stock of any of Subsidiaries, (ii) substantially all of the assets of any division or line of business of a Borrower or any of its Subsidiaries, (iii) any notes or accounts receivable or any rights associated therewith, or (iv) any assets (whether tangible or intangible) of a Borrower or any of its Subsidiaries outside of the ordinary course of business (other than any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $2,000,000 or less).

         "DOE" means the United States Department of Education.

         "DOE Ratio" means the Domestic Borrower's composite score as of any fiscal year end, as determined by the Secretary of the DOE pursuant to Section
668.172 of the regulations promulgated by the DOE under Title IV.

         "Dollar" and "$" mean lawful money of the United States.

         "Dollar Equivalents" means, with respect to any amounts of Canadian Dollars, an equivalent amount of Dollars determined at the rate of exchange quoted by the Canadian Administrative Agent on the date of determination for the spot purchase in the foreign exchange market of Canadian Dollars with Dollars.

         "Domestic Administrative Agent" means Bank of America in its capacity as domestic administrative agent under any of the Loan Documents, or any successor domestic administrative agent.

         "Domestic Borrower" has the meaning specified in the introductory paragraph hereto.

         "Domestic L/C Issuer" means Bank of America in its capacity as issuer of Domestic Letters of Credit hereunder, or any successor issuer of Domestic Letters of Credit hereunder.

         "Domestic Lender" means any Lender identified as a Domestic Lender on
Schedule 2.01 as amended or modified from time to time in accordance with this Agreement.

         "Domestic Letter of Credit" means any Letter of Credit issued by the Domestic L/C Issuer for the account of the Domestic Borrower.

         "Domestic Loan" means any Loan extended by a Domestic Lender to the Domestic Borrower.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Domestic Swing Line" means the revolving credit facility made available by the Domestic Swing Line Lender pursuant to Section 2.05.

         "Domestic Swing Line Borrowing" means a borrowing of a Domestic Swing Line Loan pursuant to Section 2.05.

         "Domestic Swing Line Lender" means Bank of America in its capacity as provider of Domestic Swing Line Loans, or any successor domestic swing line lender hereunder.

         "Domestic Swing Line Loan" has the meaning specified in Section
2.05(a).

         "Domestic Swing Line Loan Notice" means a notice of a Domestic Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Domestic Swing Line Sublimit" means an amount equal to Five Million Dollars ($5,000,000). The Domestic Swing Line Sublimit is part of, and not in addition to, the Aggregate Domestic Commitments.

         "Drafts" means, at any time, either a depository bill within the meaning of the DBNA or a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on a Canadian Lender and bearing such distinguishing letters and numbers as such Canadian Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Canadian Lender.

         "Drawing" means the acceptance of Acceptances by a Canadian Lender pursuant to Section 2.03.

         "Drawing Date" means any Business Day fixed pursuant to Section 2.03(b) for a Drawing.

         "Drawing Fee" means, with respect to the Drafts drawn by the Canadian Borrower hereunder and accepted by any Canadian Lender as provided herein on any Drawing Date, an amount equal to the Applicable Rate per annum on the aggregate Face Amount of such Drafts calculated on the basis of the term to maturity of such Draft and a year of 365 days.

         "Drawing Notice" has the meaning assigned to that term in Section 2.03(b).

         "Drawing Purchase Price" means, in respect of Acceptances to be purchased by a Canadian Lender, the difference between (i) the result (rounded to the nearest whole cent, with one-half of one cent being rounded up) obtained by dividing the aggregate Face Amount of such Acceptances by the sum of one plus the product of (x) the applicable Average Effective Discount Rate multiplied by
(y) a fraction the numerator of which is the term of such Acceptances and denominator of which is 365; and (ii) the applicable Drawing Fee.

         "ECAT Acquisition" means the acquisition of substantially all the assets of East Coast Aero Tech, LLC ("ECAT") pursuant to the Asset Purchase Agreement dated as of June 4, 2003 among Titan Schools Inc. (formerly known as Wyo-Tech Acquisition Corp.), ECAT, Samuel R. Morgan III and William S. McLaughlin.

         "Eligible Assignee" has the meaning specified in Section 10.07(g).

         "Environmental Laws" means any and all Federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

         (a) the rate per annum equal to the rate determined by the Domestic Administrative Agent in the case of Domestic Loans and the Canadian Administrative Agent in the case of Canadian Loans, to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars in the case of Domestic Loans and Canadian Dollars in the case of Canadian Loans (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the applicable Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or Canadian Dollars as applicable (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c)      if the rates referenced in the preceding subsections (a) and
(b) are not available, the rate per annum determined by the applicable Administrative Agent as the rate of interest at which deposits in Dollars or Canadian Dollars as applicable for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the applicable Administrative Agent and with a term equivalent to such Interest Period would be offered by the applicable Administrative Agent's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan.

         "Event of Default" has the meaning specified in Section 8.01.

         "Existing Letters of Credit" means the letters of credit issued for the account of the Borrower by Bank of America and listed on Schedule 2.04 annexed hereto which will, as of the Closing Date, be deemed outstanding as Domestic Letters of Credit issued pursuant to Section 2.04.

         "Face Amount" means, in respect of a Draft or an Acceptance, as the case may be, the amount payable to the holder thereof on its maturity.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Domestic Administrative Agent.

         "Fee Letter" means the letter agreement dated July 14, 2003, among the Domestic Borrower, the Domestic Administrative Agent and the Arranger.

         "Foreign Lender" has the meaning specified in Section 10.15(a).

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of any jurisdiction other than a political subdivision of the United States, Canada or a political subdivision of Canada.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantors" means, with respect to the Obligations of the Domestic Borrower, collectively, each Domestic Subsidiary of the Domestic Borrower that is a Material Subsidiary (other than Corinthian Properties), whether now existing or hereafter arising, and means, with respect to the Obligations of the Canadian Borrower, collectively, the Domestic Borrower, each Domestic Subsidiary thereof that is a Material Subsidiary (other than Corinthian Properties) and each Canadian Subsidiary (other than the Canadian Borrower) of a Borrower that is a Material Subsidiary, in both cases whether now existing or hereafter existing, subject (in the case of a new Material Subsidiary) to the time delays set forth in the first parenthetical of Section 6.12.

         "Guaranties" means the Guaranties made by the respective Guarantors in favor of an Administrative Agent on behalf of the Lenders, substantially in the form of Exhibits D-1 and D-2.

         "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, bankers' acceptances or other similar instruments;

         (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c) net obligations of such Person under any Swap Contract in an amount equal to the Swap Termination Value thereof;

         (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

         (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f) Attributable Indebtedness of such Person in respect of capital leases and Synthetic Lease Obligations; and

         (g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.

         "Indemnitees" has the meaning set forth in Section 10.05.

         "Intangible Assets" means assets that are considered to be intangible assets that are not subject to amortization under GAAP, including goodwill, trade names, trademarks, patents, franchises and licenses to the extent that such items are not subject to amortization under GAAP.

         "Interbank Reference Rate" means the interest rate expressed as a percentage per annum which is customarily used by the Canadian Administrative Agent when calculating interest due by it or owing to it arising from correction of errors between it and other chartered banks.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Committed Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person of any of the following: (a) the purchase or other acquisition of 50% or less of the capital stock, partnership interests, membership interests or equity (or securities convertible into or exchangeable for such capital stock, partnership interests, membership interests or equity) of any Person; (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition of assets of another Person that does not constitute an Acquisition; provided that in no event shall an Acquisition constitute an Investment. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP Rights" has the meaning set forth in Section 5.16.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuers" means, collectively, the Domestic L/C Issuer and the Canadian L/C Issuer.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuers and the Swing Line Lenders.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agents.

         "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means, with respect to the Domestic Letters of Credit, an amount equal to Twenty-Five Million Dollars ($25,000,000) and, with respect to the Canadian Letters of Credit, an amount equal to Ten Million Dollars ($10,000,000). The applicable Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Domestic Commitments and the Aggregate Canadian Commitments, respectively.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, each Note, the Fee Letter, the Security Documents and any Swap Contracts executed with a Lender or any of its Affiliates.

         "Loan Parties" means, collectively, each Borrower and each Guarantor.

         "Long Term Student Note Receivables" means, the aggregate outstanding principal amount of loans to students or former students of any Borrower and its Subsidiaries which have a remaining repayment term of one year or more.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, results of operation, condition (financial or otherwise) or prospects of the Loan Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Subsidiary" means, at any time, any Subsidiary of a Borrower that owns more than $1,000,000 of assets or that had more than $1,000,000 of revenue for the four prior fiscal quarters; provided that the total consolidated assets of Subsidiaries that are not Material Subsidiaries shall not exceed $2,000,000 at any time, and provided further that the total consolidated revenue for the prior four fiscal quarters of all Subsidiaries that are not Material Subsidiaries shall not exceed $2,000,000.

         "Maturity Date" means August 31, 2006.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Nonrenewal Notice Date" has the meaning specified in Section 2.04(b)(iii).

         "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Acceptance or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Other Reference Lenders" means those Canadian Lenders identified as an Other Reference Lender on Schedule 2.01.

         "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; and (iii) with respect to Acceptances on any date, the aggregate Acceptance Usage.

         "Participant" has the meaning specified in Section 10.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisitions" means the CDI Acquisition (which Acquisition shall only be subject to clause (vi) below) and any other Acquisitions by any Borrower or any of its Subsidiaries of Persons and/or assets that meet each of the following criteria:

                  (i) for each such other Acquisition, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the other party or parties has been obtained;

                  (ii) the Borrowers shall have complied with the requirements of Section 6.13, if applicable;

                  (iii) the Persons or assets to be acquired are in (or used in) the Post-Secondary Education Business or other businesses permitted under Section 7.07 hereof;

                  (iv) if the total consideration paid (including assumed Indebtedness, if any) exceeds Fifteen Million Dollars ($15,000,000), the Person to be acquired (x) must have positive adjusted earnings before interest expense and income taxes (it being understood that any adjustment to earnings that is not an S-X Adjustment must be approved by the Domestic Administrative Agent) and (y) if such Person is required to be accredited, must be accredited by any applicable Governmental Authorities and in full regulatory compliance therewith in all material respects;

                  (v) immediately before and after giving effect to the proposed Acquisition, (x) no Default or Event of Default shall have occurred and be continuing and each Borrower and each other Loan Party must be in compliance with the terms of the Loan Documents and with all material regulatory requirements, and (y) colleges representing 90% of the operating cash flow of the Domestic Borrower and its Subsidiaries must be in good standing with all applicable accrediting agencies, it being understood that, for purposes hereof, the failure to be in good standing means that the Domestic Borrower or a Subsidiary of the Domestic Borrower shall have received an order, notice or other decision from a state that has given such college authority to provide postsecondary education in that state that such college's authority to provide postsecondary education is or will be withdrawn, revoked or terminated;

                  (vi) within thirty (30) days following consummation of such Acquisition or, in the case of an Acquisition of a publicly-held Canadian Subsidiary, within four (4) months following the consummation of such Acquisition, the acquired Person (if any) shall execute the documents described in Section 6.12 and the Borrowers shall execute or cause the execution of a Pledge Agreement with respect to the acquired Person's capital stock, membership interest or partnership interest, if applicable;

                  (vii) in the case of any such other individual Acquisition completed after the date of this Agreement, the total consideration (cash, assumed Indebtedness and equity) paid shall be less than $75,000,000;

                  (viii) the aggregate total cash consideration (including assumed Indebtedness, if any) paid for any such other Acquisition, together with all other Acquisitions (excluding the CCI Acquisition, the CDI Acquisition and the ECAT Acquisition) made during the same fiscal quarter as such other Acquisition or any of the three (3) immediately preceding fiscal quarters, shall be less than the Consolidated EBITDA of Domestic Borrower and its Subsidiaries during the four (4) immediately preceding fiscal quarters; and

                  (ix) the aggregate total consideration (including cash, assumed Indebtedness and equity, if any) paid for any such other Acquisitions, together with all other Acquisitions (excluding the CCI Acquisition, the CDI Acquisition and the ECAT Acquisition) made during the same fiscal quarter as such other Acquisition or any of the three
         (3) immediately preceding fiscal quarters, shall be less than the product of one and one-half times the Consolidated EBITDA of Domestic Borrower and its Subsidiaries during the four (4) immediately preceding fiscal quarters.

         "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 6.04;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) any attachment or judgment Lien not constituting an Event of Default under Section 8.01(h);

                  (v) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

                  (viii) Liens arising from filing UCC or PPSA financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar Law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of a Borrower and its Subsidiaries;

                  (xii) Licenses of patents, trademarks and other intellectual property rights granted by a Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary; and

                  (xiii) Liens or reservations contained in the original grant from the Crown in respect of Canadian real property.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

         "Pledge Agreements" means the Pledge Agreements executed and delivered pursuant to Section 4.01(a)(iv), as such agreements may be amended, supplemented, restated or otherwise modified from time to time, which will be in substantially the form of Exhibit G hereto and which will (subject to the time delays set forth in clause (vi) of the definition of "Permitted Acquisition" in connection with the Acquisition of a new Subsidiary), with respect to the Obligations of the Domestic Borrower, cover all equity interests in each Domestic Subsidiary of the Domestic Borrower and such portion of the equity interests of each Canadian Subsidiary and Foreign Subsidiary that is a direct Subsidiary of the Domestic Borrower or a Domestic Subsidiary sufficient to pledge to the Domestic Administrative Agent an aggregate amount of 65% of the total equity interests of each such Canadian Subsidiary and Foreign Subsidiary, and which will (subject to the time delays set forth in clause (vi) of the definition of "Permitted Acquisitions" in connection with the Acquisition of a new Subsidiary), with respect to the Obligations of the Canadian Borrower, cover all equity interests in all Subsidiaries of the Domestic Borrower, provided, however, that the Pledge Agreements will not cover any equity interests in a Foreign Subsidiary that is not a direct Subsidiary of the Domestic Borrower or any of its Domestic Subsidiaries.

         "Post-Secondary Education Business" means the business of operating eligible institutions of higher education in the U.S. as defined in the Higher Education Act of 1965, as amended, and the business of operating similar institutions of higher education in Canada.

         "Pro Rata Share" means at any time, with respect to each Domestic Lender in regard to the Domestic Loans and the Domestic Letters of Credit, or with respect to each Canadian Lender in regard to the Canadian Loans, the Canadian Letters of Credit and the Acceptances, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time in regard to the Domestic Loans and the Domestic Letters of Credit or in regard to the Canadian Loans, the Canadian Letters of Credit and the Acceptances, and the denominator of which is the amount of the Aggregate Domestic Commitments or the Aggregate Canadian Commitments as applicable at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01.

         "Register" has the meaning set forth in Section 10.07(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Domestic Swing Line Loan, a Domestic Swing Line Loan Notice, (d) with respect to a Canadian Swing Line Loan, a Canadian Swing Line Loan Notice and (e) with respect to an Acceptance, a Drawing Notice.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the sum of the Aggregate Domestic Commitments and the Aggregate Canadian Commitments or, if the Commitments have been terminated, Lenders holding in the aggregate more than 50% of the Total Outstandings (taking into account funded participations in L/C Obligations and Swing Line Loans); provided that the Commitment of, and the outstanding principal amount of the Total Outstandings (taking into account funded participations in L/C Obligations and Swing Line Loans) held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, executive vice president, senior vice president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Domestic Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "Schedule I Lender" means any Canadian Lender that is a bank referred to in Schedule I to the Bank Act (Canada), S.C. 1991, c.46, as amended.

         "Schedule I Reference Banks" means those Canadian Lenders identified as a Schedule I Reference Bank on Schedule 2.01.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Documents" means the Guaranties, the Pledge Agreements, and all other collateral security documents hereafter executed in favor of any Administrative Agent for the benefit of the Lenders.

         "Shareholders' Equity" means, as of any date of determination, consolidated shareholders' equity of the Domestic Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

         "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to pay its debts and other liabilities as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Domestic Subsidiary, Canadian Subsidiary or Foreign Subsidiary or Subsidiaries of a Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line Borrowing" means a Domestic Swing Line Borrowing or a Canadian Swing Line Borrowing.

         "Swing Line Lenders" means the Domestic Swing Line Lender and the Canadian Swing Line Lender.

         "Swing Line Loan" means a Domestic Swing Line Loan or a Canadian Swing Line Loan.

         "Swing Line Loan Notice" means a Domestic Swing Line Loan Notice or Canadian Swing Line Loan Notice.

         "Syndication Agent" means UBOC, in its sole capacity as syndication agent hereunder.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "S-X Adjustment" has the meaning set forth in the definition of the term "Consolidated Adjusted EBITDA".

         "Title IV" means Title IV of the Higher Education Action of 1965, as amended.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans, all L/C Obligations and Acceptances.

         "Type" means with respect to a Committed Loan to a particular Borrower, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UBOC" means Union Bank of California, N.A.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)      (i)      The words "herein," "hereto," "hereof" and
"hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         (e) Any limitations herein expressed in terms of Dollars shall, to the extent such limitations apply to the sums of Canadian Loans, Canadian Letters of Credit or Acceptances available hereunder (as denominated in Canadian Dollars), be calculated upon the Dollar Equivalents of such sums.

         1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agents and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) If at any time any regulatory change in the DOE Ratio would affect the computation of the DOE Ratio or Section 7.11(d), and either the Borrowers or the Required Lenders shall so request, the Administrative Agents, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in the DOE Ratio; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with regulations referred to in the definition of the DOE Ratio prior to such change therein.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06 TIMES OF DAY. Unless otherwise specified, all references to times of day herein shall be references to Pacific time (daylight or standard, as applicable), except where such references pertain to Canadian Loans, Canadian Letters of Credit or Acceptances, in which case such references shall be to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01     COMMITTED LOANS.

         (a) Subject to the terms and conditions set forth herein, each Domestic Lender severally agrees to make loans (each such loan, a "Committed Domestic Loan") to the Domestic Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Domestic Lender's Commitment with respect to Domestic Loans and Domestic Letters of Credit; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings with respect to Domestic Loans and Domestic Letters of Credit shall not exceed the Aggregate Domestic Commitments, and (ii) the aggregate Outstanding Amount of the Committed Domestic Loans of any Domestic Lender, plus such Domestic Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations with respect to Domestic Letters of Credit, plus such Domestic Lender's Pro Rata Share of the Outstanding Amount of all Domestic Swing Line Loans shall not exceed such Lender's Commitment with respect to Domestic Loans and Domestic Letters of Credit. Within the limits of each Domestic Lender's Commitment, and subject to the other terms and conditions hereof, the

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

Domestic Borrower may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this Section 2.01(a). Committed Domestic Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Committed Domestic Loans shall be funded and repaid in Dollars.

         (b) Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make loans in Canadian Dollars (each such loan, a "Committed Canadian Loan") to the Canadian Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Canadian Lender's Commitment with respect to Canadian Loans and Canadian Letters of Credit; provided, however, that after giving effect to any Committed Borrowing, (i) the sum of (A) Total Outstandings with respect to Canadian Loans and Canadian Letters of Credit and (B) the aggregate Acceptance Usage shall not exceed the Aggregate Canadian Commitments, and (ii) the aggregate Outstanding Amount of the Committed Canadian Loans of any Canadian Lender, plus such Canadian Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations with respect to Canadian Letters of Credit, plus such Canadian Lender's Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans, plus such Canadian Lender's Pro Rata Share of the aggregate Acceptance Usage shall not exceed such Lender's Commitment with respect to Canadian Loans, Canadian Letters of Credit and Acceptances. Within the limits of each Canadian Lender's Commitment, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.01(b), prepay Committed Canadian Loans under Section 2.06, reborrow Committed Canadian Loans under this Section 2.01(b) and request the Canadian Lenders to create Acceptances pursuant to Section 2.03. Committed Canadian Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Committed Canadian Loans shall be funded and repaid in Canadian Dollars, and the aggregate sum of Committed Canadian Loans available hereunder shall be determined upon their Dollar Equivalents.

         (c) If the Dollar Equivalent of the sum of Outstanding Amounts of Canadian Loans, L/C Obligations in respect of Canadian Letters of Credit and the aggregate Acceptance Usage for any reason shall exceed 100% of the Aggregate Canadian Commitments, the Canadian Borrower shall within 10 Business Days after notice from the Canadian Administrative Agent of such excess repay Canadian Loans by the amount of such excess. Amounts repaid in accordance with this
Section 2.01(c) may be reborrowed in accordance with the terms and conditions of this Agreement.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) The Domestic Borrower may request Committed Domestic Loans by notice to the Domestic Administrative Agent, and the Canadian Borrower may request Committed Canadian Loans by notice to the Canadian Administrative Agent, all as provided below. Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the applicable Borrower's irrevocable notice to the applicable Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Administrative Agent not later than 9:30 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and
(ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly by delivery to the applicable Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the applicable Administrative Agent shall promptly notify each applicable Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, such Administrative Agent shall notify each such Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each applicable Lender shall make the amount of its Committed Loan available to the applicable Administrative Agent in immediately available funds at the applicable Administrative Agent's Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section
4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the applicable Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by such Administrative Agent by crediting the account of such Borrower on the books of Bank of America or Bank of America Canada (as applicable) with the amount of such funds or otherwise disbursing such funds in accordance with the applicable Borrower's written instructions; provided, however, that if, on the date of a Committed Borrowing there are L/C Borrowings by such Borrower outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to such Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders.

         (d) The applicable Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans upon determination of such interest rate. The determination of the Eurodollar Rate by such Administrative Agent shall be conclusive in the absence of manifest error. The applicable Administrative Agent shall notify the applicable Borrower and the applicable Lenders of any change in the prime rate of Bank of America or Bank of America Canada (as applicable) used in determining the Base Rate promptly following the public announcement of such change if any Base Rate Loans are then outstanding.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect with respect to Domestic Loans and not more than five
(5) Interest Periods in effect with respect to Canadian Loans.

         2.03     ACCEPTANCES.

         (a)      In addition to requesting Committed Canadian Loans pursuant to
Section 2.01(b), the Canadian Borrower may request pursuant to this Section 2.03(a), from time to time during the Availability Period, that the Canadian Lenders create bankers' acceptances (each, an "Acceptance") by accepting Drafts from the Canadian Borrower in an aggregate amount not exceeding each of the Canadian Lender's Commitments; provided that the Canadian Borrower shall not request the creation and purchase of any Acceptance if, after giving effect thereto, the sum of (i) Total Outstandings with respect to Canadian Loans, Letters of Credit and Acceptance Usage would exceed the Aggregate Canadian Commitments then in effect, and no Canadian Lender shall have any obligation to create and purchase any Acceptance if, after giving effect thereto, the sum of
(i) Total Outstandings with respect to Canadian Loans and Letters of Credit of such Canadian Lender plus (ii) such Canadian Lender's Pro Rata Share of all Canadian Swing Line Loans, plus (iii) the aggregate Acceptance Usage of such Canadian Lender would exceed its Commitment with respect to Canadian Loans, Canadian Letters of Credit and Acceptances.

         Each Drawing shall be in an aggregate Face Amount of not less than Cdn.$3,000,000 and in integral multiples of Cdn.$100,000 and shall consist of the creation and purchase of Acceptances by Canadian Lenders on the same day in accordance with Section 2.03, ratably in accordance with their respective Pro Rata Shares; provided that if apportionment of Acceptances among the Canadian Lenders cannot be made on a pro rata basis in even multiples of Cdn.$100,000, the Canadian Administrative Agent shall round the allocations among Canadian Lenders consistent with the Canadian Administrative Agent's money market practices. There shall not be more than eight (8) Drawings in effect with respect to Acceptances.

         Whenever the Canadian Borrower requests the Canadian Lenders to create Acceptances, each Canadian Lender that is not permitted by applicable law or by customary market practice to accept an Acceptance (a "Non BA Lender") shall, in lieu of accepting its pro rata amount of such Acceptances, make available to the Canadian Borrower on the Drawing Date a loan (a "BA Equivalent Loan") in Canadian Dollars and in an amount equal to the Drawing Purchase Price of the Acceptances that the Non BA Lender would have been required to accept on the Drawing Date if it were able to accept Acceptances. To the extent not otherwise deducted in the calculation of the amount of the BA Equivalent Loan, each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Drawing Fee that would have been applicable had it been able to accept Acceptances. The BA Equivalent Loan shall have a term equal to the term of the Acceptances that the Non BA Lender would otherwise have accepted and the Canadian Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Acceptances and Canadian Lenders that accept Acceptances shall apply mutatis mutandis to BA Equivalent Loans and Non BA Lenders.

         (b) Each Drawing shall be made on two Business Days prior written notice, given not later than 12:00 noon (Toronto time), by the Canadian Borrower to the Canadian Administrative Agent, which shall give each Canadian Lender prompt notice thereof and of such Canadian Lender's ratable portion of aggregate Face Amount of the Drafts to be accepted under the Drawing. Each such notice of a Drawing (a "Drawing Notice") shall be given in substantially the form of Exhibit H hereto or by telephone confirmed promptly in writing in substantially the form of Exhibit H, and shall specify therein (i) the Drawing Date; (ii) the aggregate Face Amount of Drafts to be accepted; and (iii) the maturity date for such Drafts (it being agreed and understood that the Canadian Borrower shall not request a maturity date for Drafts that would be subsequent to the Maturity
Date).

         Neither the Canadian Administrative Agent nor any Canadian Lender shall incur any liability to the Canadian Borrower in acting on the telephonic notice referred to above which the Canadian Administrative Agent or such Canadian Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Canadian Borrower or for otherwise acting in good faith under this Section 2.03, and upon the creation and purchase or delivery of Acceptances pursuant to any such telephonic notice, the Canadian Borrower shall be liable with respect thereto as provided herein.

         Each Drawing Notice shall be irrevocable and binding on the Canadian Borrower. The Canadian Borrower shall indemnify each Canadian Lender against any loss or expense incurred by such Canadian Lender as a result of any failure by the Canadian Borrower to fulfill or honor before the date specified for any Drawing, the applicable conditions set forth in this Section 2.03 if the Drawing, as a result of such failure, is not made on such date.

         (c) Each Draft presented by the Canadian Borrower shall (i) be in an integral multiple of Cdn.$100,000; (ii) be dated the date of the Drawing;
(iii) mature and be payable by the Canadian Borrower (in common with all other Drafts presented in connection with such Drawing) on a Business Day which occurs approximately 30, 60, 90 or 180 days after the date thereof or such shorter period than 180 days as agreed by the Canadian Borrower and the Canadian Administrative Agent; and (iv) be otherwise consistent with the provisions of this Agreement relating to the amounts and maturity dates thereof.

         The Canadian Borrower hereby renounces, and shall not claim, any days of grace for the payment of any Acceptances.

         (d) Not later than 11:00 a.m. (Toronto time) on an applicable Drawing Date, each Canadian Lender shall complete one or more Drafts dated the date of such Drawing, with the maturity date specified in the applicable Drawing Notice, accept such Drafts, and following fulfillment of any applicable conditions and as specified in the applicable Drawing Notice, purchase the Acceptances thereby created for the Drawing Purchase Price.

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

         The failure of any Canadian Lender to create and purchase or deliver Acceptances as part of any Drawing shall not relieve any other Canadian Lender of its obligation, if any, to create and purchase or deliver Acceptances hereunder, but a Canadian Lender shall not be responsible for the failure of any other Canadian Lender to create and purchase or deliver Acceptances on the Drawing Date for any Drawing.

         (e) Subject to Section 2.03(b) and satisfaction of the conditions set forth in Section 4.03, each Canadian Lender shall, before 12:00 noon (Toronto time) on the applicable Drawing Date, pay or cause to be paid the Drawing Purchase Price in respect of any Acceptances to be purchased by such Canadian Lender by depositing or causing to be deposited such amount to such account maintained by the Canadian Administrative Agent at its Administrative Agent's Office as shall have been notified to such Canadian Lender by the Canadian Administrative Agent, in Canadian Dollars in same day funds. Promptly upon receipt of such funds, the Canadian Administrative Agent shall make such funds available to the Canadian Borrower by debiting such account (or causing such account to be debited), and (a) by crediting the Canadian Borrower's account, as specified by the Canadian Borrower in writing to the Canadian Administrative Agent prior thereto, maintained by the Canadian Administrative Agent at its Administrative Agent's Office (or causing such account to be credited) with like funds in the aggregate amount of such funds or (b) by wiring such funds in such amount to the account of the Canadian Borrower with another financial institution specified prior thereto by the Canadian Borrower in writing to the Canadian Administrative Agent.

         Acceptances purchased by a Canadian Lender hereunder may be held by it for its own account until maturity or sold by it at any time prior thereto in any relevant market therefor in Canada, in such Canadian Lender's sole discretion.

         (f) Each Schedule I Reference Bank or Other Reference Lender, as the case may be, agrees to furnish to the Canadian Administrative Agent timely information for the purpose of determining each Average Effective Discount Rate. If any one or more of the Schedule I Reference Banks or Other Reference Lenders shall not furnish such information to the Canadian Administrative Agent, the Canadian Administrative Agent shall determine such Average Effective Discount Rate on the basis of timely information furnished by the remaining Schedule I Reference Bank or Other Reference Lender, as applicable.

         The Canadian Administrative Agent shall give prompt notice to the Canadian Borrower and the Canadian Lenders of each Average Effective Discount Rate determined by the Canadian Administrative Agent for an applicable Drawing Date and the applicable discount rates, if any, furnished by each Schedule I Reference Bank and Other Reference Lender for determining any applicable Average Effective Discount Rate.

         (g) The Canadian Borrower unconditionally hereby agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender, on the maturity date for each Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such then-maturing Acceptance.

         The obligation of the Canadian Borrower set forth above to pay to the Canadian Administrative Agent the Face Amount of any then-maturing Acceptance may be satisfied by paying to the Canadian Administrative Agent at or before 12:00 noon (Toronto time) on the maturity date for such Acceptance an amount in Canadian Dollars in same day funds equal to the Face Amount of such Acceptance; provided that the Canadian Borrower shall have given not less than one Business Day's prior notice to the Canadian Administrative Agent (which shall promptly notify each Canadian Lender thereof) of its intent to pay the Canadian Administrative Agent in the manner contemplated by this sentence. The Canadian Borrower shall make each payment hereunder in respect of Acceptances by deposit of the required funds to the Canadian Administrative Agent at its Administrative Agent's Office. Upon receipt of such payment, the Canadian Administrative Agent will promptly thereafter cause such payment to be distributed in like funds in payment of Acceptances ratably (based on the proportion that the aggregate Face Amount of Acceptances accepted by any Canadian Lender maturing on the relevant date bears to the aggregate Face Amount of Acceptances accepted by all Canadian Lenders maturing on such date) to Canadian Lenders for their account. Such payment to the Canadian Administrative Agent shall satisfy the Canadian Borrower's obligations under any Acceptances to which it relates and each Canadian Lender that has accepted such Acceptances shall thereafter be solely responsible for the payment of such Acceptances.

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

         The obligation of the Canadian Borrower set forth in the first paragraph of this Section 2.03(g) to pay to the Canadian Administrative Agent the Face Amount of any then-maturing Acceptance may be satisfied by the Canadian Borrower requesting that new Drafts in an amount sufficient to repay any then-maturing Acceptances be accepted and discounted by the Canadian Lenders in the manner contemplated by Section 2.03 in substitution for any then-maturing Acceptance (to the extent that such amount is otherwise available hereunder); provided that no Default or Event of Default shall have occurred and be continuing and the Canadian Borrower shall have delivered to the Canadian Administrative Agent (which shall promptly provide a copy thereof to each Canadian Lender) a duly completed Drawing Notice not later than 12:00 noon (Toronto time) one Business Day prior to such maturity date, together with any other documents, instruments, certificates and other information contemplated by
Section 2.03.

         In the event the Canadian Borrower does not or cannot for any reason comply with the provisions of the two previous paragraphs with respect to the obligation of the Canadian Borrower to pay to the Canadian Administrative Agent the Face Amount of any then-maturing Acceptance, the unpaid amount due and payable in respect thereof shall be converted as of such date, and without any necessity for the Canadian Borrower to request a Committed Borrowing in accordance with Section 2.02, to, and thereafter be outstanding as, a Base Rate Committed Loan made by Canadian Lenders in accordance with their Pro Rata Shares, and shall bear interest calculated and payable as provided in Section 2.09.

         (h) The Canadian Borrower hereby appoints each Canadian Lender, acting by any authorized signatory of such Canadian Lender, the attorney of the Canadian Borrower:

                  (i) to execute, for and on behalf and in the same name of the Canadian Borrower as drawer, and to endorse on its behalf, drafts in a form in accordance with Section 2.03(c) and which constitute depository bills for the purpose of the DBNA;

                  (ii) to complete the amount, date and maturity of such Acceptances; and

                  (iii) to deposit such Acceptances that have been accepted by such Canadian Lender with a clearing house (as defined in the DBNA);

provided that such acts in each case are to undertaken by such Canadian Lender in accordance with instructions given to such Canadian Lender by the Canadian Borrower as provided in this Section 2.03(h). For certainty, signatures of any authorized signatory of such Canadian Lender may be mechanically reproduced in facsimile on Acceptances issued in accordance with this Section 2.03(h) and such facsimile signatures will be binding and effective as if they had been manually executed by such authorized signatory of such Canadian Lender. Instructions from the Canadian Borrower to such Canadian Lender relating to the execution, completion, endorsement and/or discount by such Canadian Lender on behalf of the Canadian Borrower of Acceptances will be communicated by delivery of a Drawing Notice to the Canadian Administrative Agent.

         (i) If the Canadian Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrower, and notifies the Canadian Borrower and each Canadian Lender that, by reason of circumstances affecting the money market (i) there is no market for Acceptances; or (ii) the demand for Acceptances is insufficient to allow the sale or trading of the Acceptances created and purchased hereunder; then:

                  (i) the right of the Canadian Borrower to request a Drawing shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower and each Canadian Lender; and

                  (ii) any Drawing Notice which is outstanding shall be cancelled and the Drawing requested therein shall not be made.

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

         The Canadian Administrative Agent shall promptly notify the Canadian Borrower and each Canadian Lender of the suspension of its right to request a Drawing and of the termination of any such suspension.

         (j) No repayment of an Acceptance shall be made by the Canadian Borrower to a Canadian Lender prior to the maturity date thereof except that the Canadian Borrower may prepay the Canadian Administrative Agent an amount in Canadian Dollars in same day funds equal to the aggregate Face Amount of all outstanding Acceptances. The Canadian Administrative Agent shall pay each Canadian Lender its Pro Rata Share of the amount received. Any scheduled repayment shall be made (unless such repayment has been rescinded or otherwise is required to be returned by such Canadian Lender to the Canadian Borrower for any reason) in accordance with the provisions of the second paragraph of Section 2.03(g). Any such payment or prepayment by the Canadian Borrower to the Canadian Administrative Agent shall satisfy the Canadian Borrower's obligations under the Acceptance to which it relates and any such Canadian Lender which has accepted such Acceptance shall thereafter be solely responsible for the payment of such Acceptance and shall indemnify and hold the Canadian Borrower harmless against any liabilities, costs or expenses incurred by the Canadian Borrower as a result of any failure by such Canadian Lender to pay such Acceptance in accordance with its terms. Following the maturity and indefeasible payment of all Acceptances, each Canadian Lender shall pay to the Canadian Borrower an amount equal to the interest that would have accrued had the amount paid to that Canadian Lender been held in an account bearing interest at the rate customarily paid by that Canadian Lender on deposits of similar size and term pending payment of the Acceptances as they matured.

         (k) The proceeds of any Acceptance created under this Section 2.03 shall be used in the manner and for the purposes set forth in Section 6.11 with respect to the use of proceeds of Loans.

         2.04     LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.

                  (i) The Domestic Borrower may request Domestic Letters of Credit by notice to the Domestic L/C Issuer and the Domestic Administrative Agent, and the Canadian Borrower may request Canadian Letters of Credit upon notice to the Canadian L/C Issuer and the Canadian Administrative Agent, all as provided below. Subject to the terms and conditions set forth herein, (A) the applicable L/C Issuer agrees, in reliance upon the agreements of the other applicable Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the applicable Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit as required under applicable law; and (B) such Lenders severally agree to participate in Letters of Credit issued for the account of such Borrower; provided that the Domestic L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Domestic Letter of Credit, and no Domestic Lender shall be obligated to participate in, any Domestic Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings with respect to Domestic Loans and Domestic Letters of Credit would exceed the Aggregate Domestic Commitments, (y) the aggregate Outstanding Amount of the Committed Domestic Loans of any Domestic Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Domestic L/C Obligations, plus such Domestic Lender's Pro Rata Share of the Outstanding Amount of all Domestic Swing Line Loans would exceed such Lender's Commitment with respect to Domestic Loans and Domestic Letters of Credit, or (z) the Outstanding Amount of the Domestic L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, the Canadian L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Canadian Letter of Credit, and no Canadian Lender shall be obligated to participate in any Canadian Letter of Credit if as of the date of such L/C Credit Extension (x) the Total Outstandings with respect to Canadian Loans, Canadian Letters of Credit and Acceptances would exceed the Aggregate Canadian Commitments,
         (y) the aggregate Outstanding Amount of the Committed Canadian Loans of any Canadian Lender, plus such Canadian Lender's Pro Rata Share of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Lender's Pro Rata Share of all Acceptance Usage plus such Canadian Lender's Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans would exceed such Lender's Commitment with respect to Canadian Loans, Canadian Letters of Credit and Acceptances or (z) the Outstanding Amount of

         Canadian L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                           (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                           (D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

                           (E) such Letter of Credit is in a face amount less than $50,000, in the case of a commercial Letter of Credit, or $25,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars in the case of Domestic Letters of Credit and Canadian Dollars in the case of Canadian Letters of Credit.

                  (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b)      Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the applicable Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such L/C Application must be received by the applicable L/C Issuer and the applicable Administrative Agent not later than 8:00 a.m. at least two Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
         (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer
         (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the applicable Administrative Agent (by telephone or in writing) that such Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide such Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from such Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Domestic Letter of Credit, each Domestic Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Domestic L/C Issuer a risk participation in such Domestic Letter of Credit in an amount equal to the product of such Domestic Lender's Pro Rata Share times the amount of such Domestic Letter of Credit. Immediately upon the issuance of each Canadian Letter of Credit, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian L/C Issuer a risk participation in such Canadian Letter of Credit in an amount equal to the product of such Canadian Lender's Pro Rata Share times the amount of such Canadian Letter of Credit.

                  (iii) If the applicable Borrower so requests in any Letter of Credit Application, the applicable L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the applicable Administrative Agent, any applicable Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the applicable Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon any drawing under any Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the applicable Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the applicable Borrower shall reimburse the applicable L/C Issuer through the applicable Administrative Agent in an amount equal to the amount of such drawing. If such Borrower fails to so reimburse such L/C Issuer by such time, such Administrative Agent shall promptly notify each applicable Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, such Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate

         Loans, but subject to the amount of the unutilized portion of the Aggregate Domestic Commitments or Aggregate Canadian Commitments as applicable and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the applicable Administrative Agent for the account of the applicable L/C Issuer at the applicable Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by such Administrative Agent, whereupon, subject to the provisions of
         Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Base Rate Loan to the applicable Borrower in such amount. The applicable Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the applicable Administrative Agent for the account of such L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrowers or any other Person for any reason whatsoever;
         (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. Any such reimbursement shall not relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the applicable Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in
         Section 2.04(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through such Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate (in the case of the Domestic L/C Issuer) or the Interbank Reference Rate (in the case of the Canadian L/C Issuer) from time to time in effect. A certificate of an L/C Issuer submitted to any Lender (through the applicable Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

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

         (d)      Repayment of Participations

                  (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.04(c), if the applicable Administrative Agent receives for the account of such L/C Issuer any payment related to such Letter of Credit (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by such Administrative Agent), or any payment of interest thereon, such Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by such Administrative Agent.

                  (ii) If any payment received by an Administrative Agent for the account of an L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned, each applicable Lender shall pay to such Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of such Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate (in the case of the Domestic L/C Issuer) or the Interbank Reference Rate (in the case of the Canadian L/C Issuer) from time to time in effect.

         (e) Obligations Absolute. The obligation of each Borrower to reimburse the applicable L/C Issuer for each drawing under a Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower;

provided, that if the payment by such L/C Issuer under the applicable Letter of Credit shall have constituted gross negligence or willful misconduct of such L/C Issuer under the circumstances in question, such Borrower shall retain its right to bring a separate action against such L/C Issuer after such Borrower has made such reimbursement.

         The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. Such Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuers. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the applicable Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, (A) any Letter of Credit issued by such L/C Issuer may for any reason remain outstanding and partially or wholly undrawn, or (B) any amount remains available to be drawn under any Letter of Credit by reason of the operation of Section 3.14 of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance), the applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all such L/C Borrowings or Letters of Credit, as the case may be (in an amount equal to such Outstanding Amount of such Letter of Credit Borrowings or Letters of Credit, as applicable, determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. Each Borrower shall pay to the applicable Administrative Agent for the account of each applicable Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued for such Borrower's account equal to the Applicable Rate times the average daily maximum amount available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Each Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued for such Borrower's account in the amounts and at the times specified in the Fee Letter. In addition, each Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (l) Existing Letters of Credit. Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Domestic Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Domestic Letters of Credit under this Agreement. Each Domestic Lender agrees that its obligations with respect to Domestic Letters of Credit pursuant to this Section 2.04 shall include the Existing Letters of Credit as of the Closing Date. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, the Domestic Borrower shall pay all fees and commissions set forth in Section 2.04(i) at the times and in the manner set forth therein.

         2.05     SWING LINE LOANS.

                  (a)      (i)      The Domestic Swing Line. Subject to the
         terms and conditions set forth herein, the Domestic Swing Line Lender agrees to make loans (each such loan, a "Domestic Swing Line Loan") to the Domestic Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Domestic Swing Line Sublimit, notwithstanding the fact that such Domestic Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Domestic Swing Line Lender in its capacity as a Domestic Lender of Committed Domestic Loans, may exceed the amount of such Lender's Commitment regarding Committed Domestic Loans; provided, however, that after giving effect to any Domestic Swing Line Loan, (i) the aggregate Outstanding Amount of all Domestic Loans and L/C Obligations regarding Domestic Letters of Credit shall not exceed the Aggregate Domestic Commitments, and (ii) the aggregate Outstanding Amount of the Committed Domestic Loans of any Domestic Lender, plus such Domestic Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations regarding Domestic Letters of Credit, plus such Lender's Pro Rata Share of the Outstanding Amount of all Domestic Swing Line Loans shall not exceed such Domestic Lender's Commitment regarding Domestic Loans and Domestic Letters of Credit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Domestic Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Domestic Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Domestic Swing Line Loan, each Domestic Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Domestic Swing Line Lender a risk participation in such Domestic Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Domestic Swing Line Loan.

                  (ii) The Canadian Swing Line. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees to make loans (each such loan, a "Canadian Swing Line Loan") to the Canadian Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Canadian Swing Line Lender in its capacity as a Canadian Lender of Committed Canadian Loans, may exceed the amount of such Lender's Commitment regarding Committed Canadian Loans; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the

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

         aggregate Outstanding Amount of all Canadian Loans, L/C Obligations regarding Canadian Letters of Credit and aggregate Acceptance Usage shall not exceed the Aggregate Canadian Commitments, and (ii) the aggregate Outstanding Amount of the Committed Canadian Loans of any Canadian Lender, plus such Canadian Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations regarding Canadian Letters of Credit, plus such Lender's Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans plus such Lender's Pro Rata Share of aggregate Acceptance Usage shall not exceed such Canadian Lender's Commitment regarding Canadian Loans, Acceptances and Canadian Letters of Credit. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this
         Section 2.05, prepay under Section 2.06, and reborrow under this
         Section 2.05. Each Canadian Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Canadian Swing Line Loan, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Canadian Swing Line Loan.

                  (b)      (i)      Domestic Borrowing Procedures. Each Domestic
         Swing Line Borrowing shall be made upon the Domestic Borrower's irrevocable notice to the Domestic Swing Line Lender and the Domestic Administrative Agent, which may be given by telephone. Each such notice must be received by the Domestic Swing Line Lender and the Domestic Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Domestic Swing Line Lender and the Domestic Administrative Agent of a written Domestic Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Domestic Borrower. Promptly after receipt by the Domestic Swing Line Lender of any telephonic Domestic Swing Line Loan Notice, the Domestic Swing Line Lender will confirm with the Domestic Administrative Agent (by telephone or in writing) that the Domestic Administrative Agent has also received such Domestic Swing Line Loan Notice and, if not, the Domestic Swing Line Lender will notify the Domestic Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Domestic Swing Line Lender has received notice (by telephone or in writing) from the Domestic Administrative Agent (including at the request of any Domestic Lender) prior to 11:00 a.m. on the date of the proposed Domestic Swing Line Borrowing (A) directing the Domestic Swing Line Lender not to make such Domestic Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a)(i), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Domestic Swing Line Lender will, not later than 12:00 noon on the borrowing date specified in such Domestic Swing Line Loan Notice, make the amount of its Domestic Swing Line Loan available to the Domestic Borrower at its office by crediting the account of the Domestic Borrower on the books of the Domestic Swing Line Lender in immediately available funds.

                  (ii) Canadian Borrowing Procedures. Each Canadian Swing Line Borrowing shall be made upon the Canadian Borrower's irrevocable notice to the Canadian Swing Line Lender and the Canadian Administrative Agent, which may be given by telephone. Each such notice must be received by the Canadian Swing Line Lender and the Canadian Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Canadian Swing Line Lender and the Canadian Administrative Agent of a written Canadian Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Canadian Borrower. Promptly after receipt by the Canadian Swing Line Lender of any telephonic Canadian Swing Line Loan Notice, the Canadian Swing Line Lender will confirm with the Canadian Administrative Agent (by telephone or in writing) that the Canadian Administrative Agent has also received such Canadian Swing Line Loan Notice and, if not, the Canadian Swing Line Lender will notify the Canadian Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Swing Line Lender has received notice (by telephone or in writing) from the Canadian Administrative Agent (including at the request of any Canadian Lender) prior to 11:00 a.m. on the date of the proposed Canadian Swing Line Borrowing (A) directing the Canadian Swing Line Lender not to make

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

         such Canadian Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a)(ii), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swing Line Lender will, not later than 12:00 noon on the borrowing date specified in such Canadian Swing Line Loan Notice, make the amount of its Canadian Swing Line Loan available to the Canadian Borrower at its office by crediting the account of the Canadian Borrower on the books of the Canadian Swing Line Lender in immediately available funds.

         (c)      (i)      Refinancing of Domestic Swing Line Loans.

                           (A) The Domestic Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Domestic Borrower (which hereby irrevocably requests the Domestic Swing Line Lender to so request on its behalf), that each Domestic Lender make a Committed Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Domestic Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Domestic Commitments and the conditions set forth in Section 4.02. The Domestic Swing Line Lender shall furnish the Domestic Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Domestic Administrative Agent. Each Domestic Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Domestic Administrative Agent in immediately available funds for the account of the Domestic Swing Line Lender at the Administrative Agent's Office of the Domestic Administrative Agent not later than 11:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(i)(B), each Domestic Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Domestic Borrower in such amount. The Domestic Administrative Agent shall remit the funds so received to the Domestic Swing Line Lender.

                           (B) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.05(c)(i)(A) or any Domestic Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Domestic Swing Line Lender shall be deemed to be a request by the Domestic Swing Line Lender that each of the Domestic Lenders fund its risk participation in the relevant Domestic Swing Line Loan and each Domestic Lender's payment to the Domestic Administrative Agent for the account of the Domestic Swing Line Lender pursuant to Section 2.05(c)(i)(A) shall be deemed payment in respect of such participation.

                           (C) If any Domestic Lender fails to make available to the Domestic Administrative Agent for the account of the Domestic Swing Line Lender any amount required to be paid by such Domestic Lender pursuant to the foregoing provisions of this Section 2.05(c)(i) by the time specified in
                  Section 2.05(c)(i)(A), the Domestic Swing Line Lender shall be entitled to recover from such Domestic Lender (acting through the Domestic Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Domestic Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Domestic Swing Line Lender submitted to any Domestic Lender (through the Domestic Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                           (D) Each Domestic Lender's obligation to make Committed Loans or to purchase and fund risk participations in Domestic Swing Line Loans pursuant to this Section 2.05(c)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Domestic Lender may have against the Domestic Swing Line Lender, the Domestic Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Domestic Lender's obligation to make Committed Domestic Loans pursuant to this Section 2.05(c)(i) is subject to the conditions set forth in Section 4.02. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Domestic Borrower to repay Domestic Swing Line Loans, together with interest as provided herein.

                  (ii)     Refinancing of Canadian Swing Line Loans.

                           (A) The Canadian Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Canadian Borrower (which hereby irrevocably requests the Canadian Swing Line Lender to so request on its behalf), that each Canadian Lender make a Committed Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Canadian Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Canadian Commitments and the conditions set forth in Section 4.02. The Canadian Swing Line Lender shall furnish the Canadian Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Canadian Administrative Agent. Each Canadian Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Canadian Administrative Agent in immediately available funds for the account of the Canadian Swing Line Lender at the Administrative Agent's Office of the Canadian Administrative Agent not later than 11:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii)(B), each Canadian Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Canadian Borrower in such amount. The Canadian Administrative Agent shall remit the funds so received to the Canadian Swing Line Lender.

                           (B) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.05(c)(ii)(A) or any Canadian Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Canadian Swing Line Lender shall be deemed to be a request by the Canadian Swing Line Lender that each of the Canadian Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Canadian Lender's payment to the Canadian Administrative Agent for the account of the Canadian Swing Line Lender pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of such participation.

                           (C) If any Canadian Lender fails to make available to the Canadian Administrative Agent for the account of the Canadian Swing Line Lender any amount required to be paid by such Canadian Lender pursuant to the foregoing provisions of this Section 2.05(c)(ii) by the time specified in Section 2.05(c)(ii)(A), the Canadian Swing Line Lender shall be entitled to recover from such Canadian Lender (acting through the Canadian Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swing Line Lender at a rate per annum equal to the Interbank Reference Rate from time to time in effect. A certificate of the Canadian Swing Line Lender submitted to any Canadian Lender (through the Canadian Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                           (D) Each Canadian Lender's obligation to make Committed Loans or to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 2.05(c)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Canadian Lender may have against the Canadian Swing Line Lender, the Canadian Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Canadian Lender's obligation to make Committed Canadian Loans pursuant to this
                  Section 2.05(c)(ii) is subject to the conditions set forth in
                  Section 4.02. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Canadian Borrower to repay Canadian Swing Line Loans, together with interest as provided herein.

         (d)      (i)      Repayment of Domestic Participations.

                           (A) At any time after any Domestic Lender has purchased and funded a participation in a Domestic Swing Line Loan, if the Domestic Swing Line Lender receives any payment on account of such Domestic Swing Line Loan, the Domestic Swing Line Lender will distribute to such Domestic Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Lender's participation was outstanding and funded) in the same funds as those received by the Domestic Swing Line Lender.

                           (B) If any payment received by the Domestic Swing Line Lender in respect of principal or interest on any Domestic Swing Line Loan is required to be returned by the Domestic Swing Line Lender, each Domestic Lender shall pay to the Domestic Swing Line Lender its Pro Rata Share thereof on demand of the Domestic Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Domestic Administrative Agent will make such demand upon the request of the Domestic Swing Line Lender.

                  (ii)     Repayment of Canadian Participations.

                           (A) At any time after any Canadian Lender has purchased and funded a participation in a Canadian Swing Line Loan, if the Canadian Swing Line Lender receives any payment on account of such Canadian Swing Line Loan, the Canadian Swing Line Lender will distribute to such Canadian Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Lender's participation was outstanding and funded) in the same funds as those received by the Canadian Swing Line Lender.

                           (B) If any payment received by the Canadian Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is required to be returned by the Canadian Swing Line Lender, each Canadian Lender shall pay to the Canadian Swing Line Lender its Pro Rata Share thereof on demand of the Canadian Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Interbank Reference Rate. The Canadian Administrative Agent will make such demand upon the request of the Canadian Swing Line Lender.

                  (e)      (i)      Interest for Account of Domestic Swing Line
         Lender. The Domestic Swing Line Lender shall be responsible for invoicing the Domestic Borrower for interest on the Domestic Swing Line Loans. Until each Domestic Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any Domestic Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Domestic Swing Line Lender.

                  (ii) Interest for Account of Canadian Swing Line Lender. The Canadian Swing Line Lender shall be responsible for invoicing the Canadian Borrower for interest on the Canadian Swing Line Loans. Until each Canadian Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any Canadian Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Canadian Swing Line Lender.

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

                 (f)       (i)      Payments Directly to Domestic Swing Line
         Lender. The Domestic Borrower shall make all payments of principal and interest in respect of the Domestic Swing Line Loans directly to the Domestic Swing Line Lender.

                  (ii) Payments Directly to Canadian Swing Line Lender. The Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.

         2.06     PREPAYMENTS.

         (a) Each Borrower may, upon notice to the applicable Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by such Administrative Agent not later than 9:30 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Such Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the applicable Committed Loans of the applicable Lenders in accordance with their respective Pro Rata Shares.

         (b) Each Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the applicable Administrative Agent), at any time or from time to time, voluntarily prepay its Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the applicable Swing Line Lender and the applicable Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If for any reason the Outstanding Amount of all Domestic Loans and Domestic L/C Obligations at any time exceeds the Aggregate Domestic Commitments then in effect, the Domestic Borrower shall immediately prepay Domestic Loans and/or Cash Collateralize the Domestic L/C Obligations in an aggregate amount equal to such excess. If for any reason the Outstanding Amount of all Canadian Loans, Canadian L/C Obligations and Acceptances at any time exceeds the Aggregate Canadian Commitments then in effect, the Canadian Borrower shall immediately prepay Canadian Loans and/or Cash Collateralize the Canadian L/C Obligations and/or Acceptances in an aggregate amount equal to such excess.

         2.07     REDUCTION OR TERMINATION OF COMMITMENTS.

         (a) Each Borrower may, upon notice to the applicable Administrative Agent, terminate the Aggregate Domestic Commitments or Aggregate Canadian Commitments as applicable, or permanently reduce the sum thereof to an amount not less than the then Outstanding Amount of all Loans to, and L/C Obligations and Acceptance Usage of, such Borrower; provided that (i) any such notice shall be received by such Administrative Agent not later than 9:30 a.m. two Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof;

         (b) There shall be a mandatory reduction by a Borrower of the Aggregate Domestic Commitments or Aggregate Canadian Commitments as applicable, by the following amounts:

                  (i) not later than nine months following a Disposition by such Borrower permitted under Section 7.05(f), by 100% of the net cash proceeds (net of all sale expenses and taxes actually paid) realized therefrom and not reinvested in property or assets in the Post-Secondary Education Business or other businesses permitted under
         Section 7.07 hereof of such Borrower and its Subsidiaries; and

                  (ii) not later than three Business Days following an Approved Debt Issuance, by 100% of the net cash proceeds received by such Borrower and any Subsidiary from the issuance thereof to the extent such proceeds exceed any available basket in Section 7.03.

         (c) The applicable Administrative Agent shall promptly notify the applicable Lenders of any such notice of reduction or termination of the Aggregate Domestic Commitments or Aggregate Canadian Commitments. Once reduced in accordance with this Section, the Aggregate Domestic Commitments or Aggregate Canadian Commitments as applicable, may not be increased. Any such reduction shall be applied to the Commitment of each applicable Lender according to its Pro Rata Share. All fees accrued on the Aggregate Domestic Commitments or Aggregate Canadian Commitments that are terminated, until the effective date of any termination, shall be paid on the effective date of such termination.

         2.08     REPAYMENT OF LOANS.

         (a) Each Borrower shall repay to the applicable Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date to such Borrower.

         (b) The Domestic Borrower shall repay each Domestic Swing Line Loan on or before the Maturity Date.

         (c) The Canadian Borrower shall repay each Canadian Swing Line Loan on or before the Maturity Date.

         2.09     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the applicable Base Rate.

         (b) If any amount payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists or after acceleration, the Borrowers shall pay interest on the principal amount of all of their outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.10     FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.04:

         (a) Commitment Fee. Each Borrower shall pay to the applicable Administrative Agent for the account of each applicable Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Domestic Commitments or Aggregate Canadian Commitments as applicable, exceed the sum of (i) the Outstanding Amount of Committed Loans to such Borrower (excluding for the avoidance of doubt any Swing Line Loans), (ii) the Outstanding Amount of L/C Obligations of such Borrower and (iii), in the case of the Canadian Borrower, the Outstanding Amount of Acceptance Usage. The commitment fee shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met.

         (b) Other Fees. Each Borrower shall pay to the Arranger, the Administrative Agents and the Syndication Agent fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable.

         2.11 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

         2.12     EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the applicable Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agents and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans, L/C Obligations or Acceptances. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agents in respect of such matters, the accounts and records of the Administrative Agents shall control in the absence of manifest error. Upon the request of any Lender made through the applicable Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agents shall maintain in accordance with their usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agents and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agents shall control.

         2.13     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the applicable Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office of such Administrative Agent in Dollars or, in the case of payments regarding Canadian Loans or Canadian Letters of Credit, in Canadian Dollars, and, in all cases, in immediately available funds not later than 12:00 noon on the date specified herein. Such Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agents after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agents to pay fully all amounts of principal, L/C Borrowings, Acceptance Usage, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agents and each Lender that are subject to reimbursement by the Borrowers pursuant to the terms of the Loan Documents, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal, L/C Borrowings and Acceptance Usage then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, L/C Borrowings and Acceptance Usage then due to such parties.

         (d) Unless a Borrower or any Lender has notified the applicable Administrative Agent prior to the date any payment is required to be made by it to such Administrative Agent hereunder, that such Borrower or Lender, as the case may be, will not make such payment, such Administrative Agent may assume that such Borrower or Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to such Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each applicable Lender shall forthwith on demand repay to such Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by such Administrative Agent to such Lender to the date such amount is repaid to such Administrative Agent in immediately available funds, at the Federal Funds Rate in the case of the Domestic Administrative Agent and the Interbank Reference Rate in the case of the Canadian Administrative Agent, from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to such Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by such Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate in the case of the Domestic Administrative Agent and the Interbank Reference Rate in the case of the Canadian Administrative Agent, from time to time in effect. If such Lender pays such amount to the applicable Administrative Agent, then such amount shall constitute such Lender's Committed Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the applicable Administrative Agent's demand therefor, such Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to such Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the applicable Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of any Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to an Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the applicable Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans and to accept Acceptances are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         (h) On each date when the payment of any principal, interest or fees are due under any Loan Document, the applicable Borrower agrees to maintain on deposit in an ordinary checking account maintained by such Borrower with the applicable Administrative Agent (as such account shall be designated by such Borrower in a written notice to such Administrative Agent from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or fees in full. Each Borrower hereby authorizes the applicable Administrative Agent (i) to deduct automatically all principal, interest or fees when due under any Loan Document from its Borrower Account, and (ii) if and to the extent any payment under any Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of such Borrower maintained with such Administrative Agent. The Administrative Agent agrees to provide timely notice to the applicable Borrower of any automatic deduction made pursuant to this
Section 2.13(h).

         2.14     SHARING OF PAYMENTS.

         (a) If, other than as expressly provided elsewhere herein, any Domestic Lender shall obtain on account of the Committed Domestic Loans made by it, its participations in L/C Obligations regarding Domestic Letters of Credit or in Domestic Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Domestic Lender shall immediately (a) notify the Domestic Administrative Agent of such fact, and (b) purchase from the other Domestic Lenders such participations in the Committed Domestic Loans made by them and/or such subparticipations in the participations in L/C Obligations regarding Domestic Letters of Credit or Domestic Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Domestic Lender to share the excess payment in respect of such Committed Domestic Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Domestic Lender, such purchase shall to that extent be rescinded and each such other Domestic Lender shall repay to the purchasing Domestic Lender the purchase price paid therefor, together with an amount equal to such paying Domestic Lender's ratable share (according to the proportion of (i) the amount of such paying Domestic Lender's required repayment to (ii) the total amount so recovered from the purchasing Domestic Lender) of any interest or other amount paid or payable by the purchasing Domestic Lender in respect of the total amount so recovered. The Domestic Borrower agrees that any Domestic Lender so purchasing a participation from another Domestic Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Domestic Lender were the direct creditor of the Domestic Borrower in the amount of such participation. The Domestic Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Domestic Lenders following any such purchases or repayments. Each Domestic Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Domestic Lender were the original owner of the Obligations purchased.

         (b) If, other than as expressly provided elsewhere herein, any Canadian Lender shall obtain on account of the Committed Canadian Loans made by it, Acceptances accepted by it or its participations in L/C Obligations regarding Canadian Letters of Credit or in Canadian Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Canadian Lender shall immediately (a) notify the Canadian Administrative Agent of such fact, and (b) purchase from the other Canadian Lenders such participations in the Committed Canadian Loans made by them or the Acceptances accepted by them and/or such subparticipations in the participations in L/C Obligations or Canadian Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Canadian Lender to share the excess payment in respect of such Committed Canadian Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Canadian Lender, such purchase shall to that extent be rescinded and each such other Canadian Lender shall repay to the purchasing Canadian Lender the purchase price paid therefor, together with an amount equal to such paying Canadian Lender's ratable share (according to the proportion of (i) the amount of such paying Canadian Lender's required repayment to (ii) the total amount so recovered from the purchasing Canadian Lender) of any interest or other amount paid or payable by the purchasing Canadian Lender in respect of the total amount so recovered. The Canadian Borrower agrees that any Canadian Lender so purchasing a participation from another Canadian Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Canadian Lender were the direct creditor of the Canadian Borrower in the amount of such participation. The Canadian Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Canadian Lenders following any such purchases or repayments. Each Canadian Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Canadian Lender were the original owner of the Obligations purchased.

         (c) From and after the earlier of (i) the occurrence of an Event of Default under Section 8.01(f) or (g) or (ii) the occurrence of any Event of Default and the acceleration of the Obligations hereunder (each such occurrence, a "Sharing Event"), each Lender (x) agrees to purchase from each other Lender, and each such other Lender agrees to sell, a risk participation in such other Lender's outstanding Loans such that, after giving effect to such purchase and sale, each Lender holds a risk participation in each outstanding Loan in an amount equal to such Lender's Aggregate Pro Rata Share and (y) agrees that its risk participation in each Swing Line Loan, L/C Obligation and Acceptance shall be adjusted (through purchase and sale or otherwise) to an amount equal to such Lender's Aggregate Pro Rata Share thereof. It is the intention of the Lenders that after giving effect to the foregoing, each Lender shall hold an interest in each outstanding Loan, L/C Obligation, Swing Line Loan and Acceptance equal to such Lender's Aggregate Pro Rata Share, and each Lender agrees to take such actions as may be reasonably requested by the Administrative Agent to effect the foregoing. Notwithstanding anything to the contrary in Section 2.14(a) or (b), if, from and after a Sharing Event, any Lender shall obtain on account of the Committed Loans made by it, the Acceptances accepted by it, or its participations in L/C Borrowings regarding Letters of Credit or in Swing Line Loans, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Aggregate Pro Rata Share thereof, such Lender shall immediately (a) notify the Administrative Agents of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them, the Acceptances accepted by them and/or such subparticipations in the participations in L/C Borrowings regarding Letters of Credit or Swing Line Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans, Acceptances or such participations, as the case may be, with each of them according to each such Lender's Aggregate Pro Rata Share; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The Administrative Agents will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.15     INCREASE IN AGGREGATE DOMESTIC COMMITMENTS.

         (a) Provided there exists no Default, upon notice to the Domestic Administrative Agent (which shall promptly notify the Domestic Lenders), the Domestic Borrower may from time to time but no more than twice, request an increase in the Aggregate Domestic Commitments by an amount (for all such requests) not exceeding $50,000,000. At the time of sending such notice, the Domestic Borrower (in consultation with the Domestic Administrative Agent) shall specify the time period within which each Domestic Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Domestic Lenders). Each Domestic Lender shall notify the Domestic Administrative Agent within such time period whether or not it agrees to increase its Commitment with respect to Domestic Loans and Domestic Letters of Credit and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Domestic Lender not responding within such time period shall be deemed to have declined to increase such Commitment. The Domestic Administrative Agent shall notify the Domestic Borrower and each Domestic Lender of the Domestic Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Domestic Borrower may also invite additional Eligible Assignees to become Domestic Lenders pursuant to a joinder agreement in form and substance satisfactory to the Domestic Administrative Agent and its counsel.

         (b) If the Aggregate Domestic Commitments are increased in accordance with this Section, the Domestic Administrative Agent and the Domestic Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Domestic Administrative Agent shall promptly notify the Domestic Borrower and the Domestic Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Domestic Borrower shall deliver to the Domestic Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Domestic Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and
(b), respectively, of Section 6.01, and (B) no Default exists. The Domestic Borrower shall prepay any Committed Domestic Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Domestic Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

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

         (c) This Section shall supersede any provisions in Sections 2.14 or 10.01 to the contrary.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by the Borrowers to or for the account of the Administrative Agents or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto as provided herein, excluding, in the case of an Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, franchise taxes imposed on it (in lieu of net income taxes), and any branch profits or similar tax imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office or is deemed to be doing business on all or part of its net income, profits or gains (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable by such Borrower under any Loan Document to any Administrative Agent or any Lender, (i) subject to Section 10.15, the sum payable by such Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of such Administrative Agent and Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to such Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof; provided that no amount shall be required to be paid to any Lender or any Administrative Agent under this Section 3.01(a) except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Assumption pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Assumption, as the case may be, in respect of payments to such Lender, and except in the case of a new Canadian Lender as set forth in the proviso in the third sentence of the fourth paragraph of Section 10.15(a).

         (b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made by it under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to an Administrative Agent or any Lender, such Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount if any that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed, it being understood that this Section 3.01(c) shall only apply to the extent that the relevant Borrower is required to pay additional amounts to the applicable Administrative Agent or Lender under
Section 3.01(a) or Section 3.01(b).

         (d) Each Borrower agrees to indemnify the applicable Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes that are payable by such Borrower pursuant to Section 3.01(a) or Section 3.01(b) (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable by such Borrower under this Section) and are paid by the Administrative Agent and such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority; provided that the Domestic Borrower shall not be obligated under this Section 3.01(d) to any Domestic Lender to the extent that the Domestic Borrower is not required to pay additional amounts with respect to such Taxes under the third paragraph of Section 10.15(a) or Section 10.15(b) and the Canadian Borrower shall not be obligated under this Section 3.01(d) to any Canadian Lender to the extent that the Canadian Borrower is not required to pay additional amounts with respect to such Taxes under the fourth paragraph of
Section 10.15(a). Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         (e) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax or Other Tax with respect to which the Borrower has paid an additional amount under this Section 3.01, the relevant Lender or Administrative Agent, as applicable, shall cooperate with the Borrower (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to the relevant Lender have been made to preserve the confidential nature of such information) in challenging such Tax or Other Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that none of the Administrative Agents or any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax).

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the applicable Borrower through the applicable Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agents will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agents (upon the instruction of the Required Lenders) revoke such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such

Lender (with a copy of such demand to the applicable Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the applicable Administrative Agent), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) Each Borrower shall pay to each applicable Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the applicable Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the applicable Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

         (c) any failure by such Borrower (for a reason other than the failure of such Lender to create or purchase an Acceptance) to repay or draw any Acceptance on any relevant date or in any relevant amount; or

         (d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Such Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of an Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b)      Upon any Lender's making a claim for compensation under
Section 3.01 or 3.04, the applicable Borrower may replace such Lender in accordance with Section 10.16.

         3.07 SURVIVAL. All of the Borrowers' obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders, the Administrative Agents' receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agents and their legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agents, each Lender and the Borrowers;

                  (ii) a Note executed by the applicable Borrower in favor of each Lender (whereupon each Lender under the Existing Credit Agreement shall, within a reasonable time, return any note executed by the Domestic Borrower thereunder in favor of such Lender, to the Domestic Borrower for cancellation);

                  (iii) executed counterparts of the Guaranties, sufficient in number for distribution to the Administrative Agents and each Lender;

                  (iv) executed counterparts of the Pledge Agreements, sufficient in number for distribution to the Administrative Agents and each Lender, together with stock powers duly executed in blank for each stock certificate pledged thereunder;

                  (v) a certificate signed by a Responsible Officer of the Domestic Borrower, dated as of the Closing Date, stating that: (a) the existing agreement for the CDI Acquisition has not been amended in any material respect; and (b) attached thereto are true and complete copies of such agreement with all exhibits and schedules thereto;

                  (vi) evidence reasonably satisfactory to the Administrative Agents that the total aggregate considerations payable by the Borrowers under the CCI Acquisition, the ECAT Acquisition and the CDI Acquisition (collectively, the "Approved Acquisitions") (including assumed indebtedness and all fees and expenses to be incurred in connection therewith (excluding fees and expenses of the Administrative Agents, the Syndication Agent and the Lenders)) shall not exceed $110,000,000, plus or minus certain working capital adjustments provided thereunder;

                  (vii) there shall not exist any order, decree, judgment, ruling or injunction which restrains the consummation of any transaction contemplated hereby or by the Approved Acquisitions, or any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could reasonably be expected to materially and adversely affect any Borrower and its subsidiaries, any transaction contemplated hereby or by the Approved Acquisitions, or the ability of any Borrower, any of its Subsidiaries or any

         Guarantor to perform its obligations under the Loan Documents or the ability of the Lenders to exercise their rights thereunder;

                  (viii) there shall have not occurred a material adverse change since June 30, 2002 in the business, results of operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries (both before and after giving effect to the Approved Acquisitions) taken as a whole, or in the facts and information regarding such entities as represented to date;

                  (ix) evidence reasonably satisfactory to the Administrative Agents that there shall not have occurred any adverse change since June 30, 2002 to the corporate and ownership structure (including articles of incorporation and bylaws, shareholder agreements and management of the Borrowers and their Subsidiaries (both before and after giving effect to the Approved Acquisitions));

                  (x) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party;

                  (xi) such documents and certifications as the Administrative Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent permitted under Section 6.05 hereof;

                  (xii) a favorable opinion of O'Melveny & Myers, L.L.P. and Osler Hoskin & Harcourt LLP, counsel to the Loan Parties, addressed to the Administrative Agents and each Lender, as to the matters set forth in Exhibit I and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (xiii) a certificate of a Responsible Officer of each Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the respective Loan Parties and the validity against such Persons of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (xiv) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (xv) a certificate from the Domestic Borrower's chief financial officer certifying that the Domestic Borrower and each of its Subsidiaries are Solvent; and

                  (xvi) such other assurances, certificates, documents, consents or opinions as the Administrative Agents, the L/C Issuers, the Swing Line Lenders or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) The Borrowers shall have paid all Attorney Costs of the Administrative Agents to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers, the Administrative Agents and the Administrative Agents' counsel).

         (d) The Closing Date shall have occurred on or before August 31, 2003.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Committed Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of any Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished by any Borrower at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) and (b), respectively, of Section 6.01.

         (b) No Default shall exist, or would result from such proposed Credit Extension.

         (c) The Administrative Agents and, if applicable, the L/C Issuers or the Swing Line Lenders shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Committed Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

         4.03 CONDITIONS TO ACCEPTANCES. The creation of any Acceptance hereunder is subject to the following conditions precedent:

         (a) On or before the date of the creation of any Acceptance, the Canadian Administrative Agent shall have received, in accordance with the provisions of Section 2.03(b), an originally executed Drawing Notice, in each case signed by a Responsible Officer of the Canadian Borrower.

         (b) On the date of the creation of any Acceptance, all conditions precedent described in Section 4.02 shall be satisfied to the same extent as if the creation of such Acceptance were the making of a Loan and the Drawing Date were a Borrowing date.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Administrative Agents and the Lenders that (which representations and warranties in the case of the Canadian Borrower shall be limited to the Canadian Borrower and its Subsidiaries and shall exclude the representations and warranties set forth in subsections 5.12(a), (b) and (c)):

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws and all orders, writs, injunctions and decrees applicable to it or its properties; except in each case referred to in clause
(b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Person or its property is subject; or (c) violate any Law, except for such approvals or consents which will be obtained on or before the Closing Date.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, any other Loan Document, except for filings in connection with the Liens granted pursuant hereto or thereto.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Domestic Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of the Domestic Borrower and its Subsidiaries dated March 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Domestic Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Domestic Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness that are not identified on such financial statements.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither any Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrowers and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

         5.09 ENVIRONMENTAL COMPLIANCE. Each Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of a Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Borrower or the applicable Subsidiary operates.

         5.11 TAXES. Each Borrower and its Subsidiaries have filed all Federal, state, provincial and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12     ERISA AND CANADIAN PENSION PLAN COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Domestic Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, in each case that has not resulted in an Event of Default under Section 8.01(i) and that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, in each case that has not resulted in an Event of Default under Section 8.01(i) and that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (d) During the twelve-consecutive-month period before the date of the execution and delivery of this Agreement and before the date of any Credit Extension hereunder, (i) no steps have been taken to terminate any Canadian Pension Plan (wholly or in part), which could result in a Borrower or a Subsidiary being required to make an additional contribution to a Canadian Pension Plan in excess of $5,000,000; (ii) no contribution failure has occurred with respect to any Canadian Pension Plan under any applicable pension benefits laws of any jurisdiction that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iii) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which might result in the incurrence by a Borrower or a Subsidiary of any fine or statutory penalty in excess of $5,000,000; (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Administrative Agents, no Borrower or Subsidiary has any liability, including without limitation a contingent liability, with respect to any benefit under a Canadian Welfare Plan that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (v) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Administrative Agents, no Borrower or Subsidiary has any liability in relation to a Canadian Pension Plan as disclosed in an actuarial valuation filed with applicable regulatory authorities that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         (e) (i) Each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws; (ii) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable Laws and the terms of each Canadian Pension Plan have been made in accordance with all applicable Laws and the terms of each Canadian Pension Plan; (iii) to the knowledge of the Canadian Borrower after due inquiry, all liabilities under each Canadian Pension Plan are fully funded, on a going concern and solvency basis, in accordance with the terms of the respective Canadian Pension Plan, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to such Canadian Pension Plan; and (iv) no event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or statutory penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (ii) through (iv) above that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.13 SUBSIDIARIES. As of the date hereof, the Borrowers have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule
5.13 and have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) Each Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrowers, any Person Controlling a Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. Each Borrower has disclosed to the Administrative Agents and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (known to any Borrower in the case of any document not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ significantly from the projected results.

         5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrowers and their Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, taken as a whole, without conflict with the rights of any other Person in any material respect. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material that is material to the business of the Borrowers and their Subsidiaries, taken as a whole, now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person in any material respect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.17 TAX SHELTER REGULATIONS. The Domestic Borrower does not intend to treat the Domestic Loans and/or Domestic Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Domestic Borrower determines to take any action inconsistent with such intention, it will promptly notify the Domestic Administrative Agent thereof. If the Domestic Borrower so notifies the Domestic Administrative Agent, the Domestic Borrower acknowledges that one or more of the Domestic Lenders may treat its Committed Domestic Loans and/or its interest in Domestic Swing Line Loans and/or Domestic Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Domestic Lender or Domestic Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         5.18 APPROVED ACQUISITIONS. The CCI Acquisition and the ECAT Acquisition were, and the CDI Acquisition will be (at the closing thereof), conducted in accordance with applicable Laws, and all necessary approvals, consents, exemptions, authorizations or other actions by, or notices to, or filings with, any Governmental Authority have been (or in the case of the CDI Acquisition will have been at the closing thereof) obtained, given or made in connection therewith, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to (which covenants and agreements in the case of the Canadian Borrower shall be limited to those covenants and agreements that are within the control and discretion of the Canadian Borrower and its Subsidiaries):

         6.01 FINANCIAL STATEMENTS. Deliver to each Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agents and the Required Lenders:

         (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Domestic Borrower, a consolidated balance sheet of the Domestic Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP or an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, together with an internally prepared consolidated balance sheet of the Canadian Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations for such fiscal year setting forth in each case (other than the consolidated statements of the Canadian Borrower and its Subsidiaries for fiscal year ending June 30, 2004) in comparative form the figures for the corresponding fiscal year, all in reasonable detail and certified by a Responsible Officer of the Domestic Borrower as fairly presenting in all material respects the financial condition and results of operations of the Canadian Borrower and its Subsidiaries in accordance with GAAP;

         (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Domestic Borrower, a consolidated balance sheet of the Domestic Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Domestic Borrower's fiscal year then ended, together with a consolidated balance sheet of the Canadian Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended (if such fiscal quarter ends after the earlier of the date on which CDI becomes a wholly-owned Subsidiary of, or is amalgamated with, the Canadian Borrower, and four (4) months after the consummation of the CDI Acquisition), setting forth in each case (other than the consolidated statements of the Canadian Borrower and its Subsidiaries for fiscal quarters ending before the first anniversary of the earlier of such dates) in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Domestic Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Domestic Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

         (c) as soon as available, but in any event within 65 days after the end of each fiscal year of the Domestic Borrower, and within thirty (30) days after consummation of any Permitted Acquisition (excluding the CCI Acquisition, the ECAT Acquisition and the CDI Acquisition) for which the total consideration (including assumed indebtedness) given by the Borrowers exceeded Fifteen Million Dollars ($15,000,000), three years projected financial statements for the Domestic Borrower and its Subsidiaries (the first year of which shall be presented on a quarterly basis) showing projections for income, shareholders' equity and cash flows for such future three year period.

As to any information contained in materials furnished pursuant to Section 6.02, the Borrowers shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to each Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agents and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Domestic Borrower;

         (c) promptly after any request by any Administrative Agent or any Lender (unless restricted by applicable Law), copies of any detailed audit reports, management letters or recommendations submitted to the

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board of directors (or the audit committee of the board of directors) of any
Borrower by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them;

         (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agents pursuant hereto;

         (e) promptly after the Domestic Borrower has notified the Domestic Administrative Agent of any intention by the Domestic Borrower to treat the Domestic Loans and/or Domestic Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

         (f) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary as any Administrative Agent, at the request of any Lender, may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such financial statements, reports or proxy statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which a Borrower posts such documents, or provides a link thereto on a Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on a Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Administrative Agent have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agents or any Lender who requests the Borrowers to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agents or such Lender and (ii) the Borrowers shall notify (which may be by facsimile or electronic mail) the Administrative Agents and each Lender of the posting of any such documents and provide to the Administrative Agents by email electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(c) to the Administrative Agents and each of the Lenders. Except for such Compliance Certificates, the Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.03     NOTICES. Promptly notify the Administrative Agents and each
Lender:

         (a)      of the occurrence of any Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following such matters (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c)      of the occurrence of any ERISA Event;

         (d) of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary;

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         (e)      of any Permitted Acquisition where the consideration paid (in cash, equity or assumed Indebtedness) exceeds Five Million Dollars ($5,000,000); and

         (f) of (i) the institution of any steps by a Borrower, a Subsidiary or any applicable regulatory authority to terminate any Canadian Pension Plan (wholly or in part) which could result in the Borrower or Subsidiary being required to make an additional contribution to the Canadian Pension Plan in excess of $1,000,000; (ii) the failure to make a required contribution to any Canadian Pension Plan that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iii) the taking of any action with respect to a Canadian Pension Plan which could reasonably be expected to result in the requirement that a Borrower or a Subsidiary furnish a bond or other security to such Canadian Pension Plan or any applicable regulatory authority that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iv) the occurrence of any event with respect to any Canadian Pension Plan which could reasonably be expected to result in the incurrence by a Borrower or Subsidiary of any fine or statutory penalty in excess of $1,000,000 with respect to any Canadian Pension Plan or Canadian Welfare Plan benefit.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Domestic Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary.

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and except that a Borrower shall not be required to maintain the existence or good standing of any Subsidiary that is not a Material Subsidiary to the extent the preservation thereof is no longer desirable in the conduct of business of such Borrower and its Subsidiaries; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of a Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

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         6.09     BOOKS AND RECORDS. Maintain proper books of record and
account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be, in all material respects; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of each Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that such Borrower may, if it so chooses, be present and participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, that when an Event of Default exists any Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for Permitted Acquisitions, working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

         6.12 ADDITIONAL GUARANTORS. Notify the Administrative Agents at the time that any Person that is a Material Subsidiary becomes a Domestic Subsidiary or a Canadian Subsidiary, and promptly thereafter (and in any event within 30 days or in the case of an Acquisition of a publicly-held Canadian Subsidiary, within four (4) months), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agents a counterpart of the Guaranty or such other document as the Administrative Agents shall deem appropriate for such purpose, and (b) deliver to the Administrative Agents documents of the types referred to in clause (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a), all in form, content and scope reasonably satisfactory to the Administrative Agents.

         6.13 ACQUISITIONS. Prior to consummating any Acquisition with a value in excess of $15,000,000 (other than any Approved Acquisition), the Borrowers shall have delivered to the Administrative Agents (in form and detail reasonably satisfactory to each Lender and in sufficient copies for each Lender) the following:

                  (i) Simultaneously with, or as soon as practicable after, the first public announcement of a Borrower's intention to consummate an Acquisition, a brief summary of the substantive terms thereof, or if available, a copy of the executed purchase or merger agreement, together with a copy of such announcement;

                  (ii) At least 10 days prior to the consummation of such Acquisition (unless the first public announcement thereof or the execution of the relevant purchase or merger agreement occurs later, in which case upon such later date), a copy, certified by a Responsible Officer of the applicable Borrower, of the executed purchase contract or merger agreement relating to such Acquisition; and

                  (iii) An officer's certificate, executed by a Responsible Officer of each Borrower, dated the date of consummation of such Acquisition, certifying that immediately before and after giving effect to such Acquisition (A) no Default has occurred and is continuing or will exist, (B) that the Borrowers will be in compliance on a pro forma basis with each of the financial ratios specified in Section 7.11 as of the end of the fiscal quarter immediately preceding such Acquisition for which financial statements have been delivered pursuant to Section
         6.01 for the twelve-month period preceding such fiscal quarter end, together with, in the case of all Acquisitions, a reasonably detailed worksheet setting forth the calculation of such ratios and (C) that the Acquisition is a Permitted Acquisition.

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                                  ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly (which covenants and agreements in the case of the Canadian Borrower shall be limited to those covenants and agreements that are within the control and discretion of the Canadian Borrower and its Subsidiaries):

         7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a)      Liens pursuant to any Security Document;

         (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions or refinancings thereof, provided that the property covered thereby is not increased and any renewal or extension or refinancing of the obligations secured or benefited thereby is permitted by
Section 7.03(b);

         (c) Liens existing on the date hereof against CDI or its Subsidiaries and listed on Schedule 7.01, provided that such Liens are terminated and released within four (4) months following the consummation of the CDI Acquisition, except for such Liens securing Indebtedness in an aggregate amount not to exceed $2,000,000 through June 30, 2004 and $1,000,000 thereafter;

         (d)      Permitted Liens; and

         (e) Liens securing Indebtedness permitted under Section 7.03(h); provided that (i) such Liens do not at any time encumber any property other than the property financed or refinanced by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

         7.02     INVESTMENTS. Make any Investments, except:

         (a) Investments held by such Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

         (b) advances to officers, directors and employees of the Borrowers and Subsidiaries in an aggregate amount not to exceed $750,000 at any time outstanding, for travel, entertainment, relocation and other customary purposes;

         (c) Subject to Section 7.15, Investments of such Borrower in another Borrower or any Guarantor (including any new publicly-held Canadian Subsidiary or any of its Subsidiaries that is required to become a Guarantor within four (4) months of the Acquisition thereof pursuant to Section 6.12) and Investments of any Guarantor in a Borrower or in another Guarantor (including any new publicly-held Canadian Subsidiary or any of its Subsidiaries that is required to become a Guarantor within four (4) months of the Acquisition thereof pursuant to Section 6.12).

         (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (e)      Investments that constitute consolidated capital expenditures;

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         (f)      Investments consisting of Long Term Student Note Receivables and other receivables and notes received from students in the ordinary course of business;

         (g)      Guarantees permitted by Section 7.03; and

         (h) Other Investments in any period of four consecutive fiscal quarters in an amount which does not exceed the greater of (x) $10,000,000 or
(y) ten percent (10%) of the Consolidated Net Income of the Domestic Borrower and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness under the Loan Documents;

         (b)      Indebtedness outstanding on the date hereof and listed on
Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) Indebtedness of CDI or its Subsidiaries outstanding on the date hereof and listed on Schedule 7.03, provided, that such Indebtedness is satisfied in full within four (4) months following the consummation of the CDI Acquisition, except for such Indebtedness in an aggregate principal amount not to exceed $2,000,000 through June 30, 2004 and $1,000,000 thereafter;

         (d) Subject to Section 7.15, Guarantees of such Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of a Borrower or a Guarantor (including any new publicly-held Canadian Subsidiary or any of its Subsidiaries that is required to become a Guarantor within four (4) months of the Acquisition thereof pursuant to Section 6.12);

         (e) Subject to Section 7.15, such Borrower may become and remain liable with respect to Indebtedness to the other Borrower or any Guarantor, and any Guarantor (including any new publicly-held Canadian Subsidiary or any of its Subsidiaries that is required to become a Guarantor within four (4) months of the Acquisition thereof pursuant to Section 6.12) may become and remain liable with respect to Indebtedness to a Borrower or any other Guarantor;

         (f) obligations (contingent or otherwise) of such Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (g) Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding in respect to surety bonds and similar instruments issued in the ordinary course of business;

         (h) Indebtedness of Corinthian Properties to Bank One Capital Partners VI, Ltd. outstanding as of the Closing Date and Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(e); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;

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         (i)      unsecured Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding on terms no more restrictive than those provided in this Agreement or otherwise satisfactory to the Administrative Agents; and

         (j) Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding incurred pursuant to a private placement on terms no more restrictive than those provided in this Agreement (which Indebtedness may share pari passu under the Security Documents) or otherwise satisfactory to the Administrative Agents.

Notwithstanding anything contained in this Section 7.03 to the contrary, the aggregate amount of Indebtedness at any time outstanding under clauses (i) and
(j) hereof shall not exceed $50,000,000.

         7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or make any Acquisition, except that, so long as no Default exists or would result therefrom:

         (a) any Subsidiary (other than the Canadian Borrower) may merge with (i) such Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, and provided, further, that no Guarantor that is a Domestic Subsidiary may merge with a Canadian Subsidiary or Foreign Subsidiary where such Canadian Subsidiary or Foreign Subsidiary is the continuing or surviving Person;

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary, and provided, further, that no Guarantor that is a Domestic Subsidiary may sell all or substantially all of its assets (upon voluntary liquidations or otherwise) to a Canadian Subsidiary or Foreign Subsidiary;

         (c) subject to Section 7.15, such Borrower or any Subsidiary may make a Permitted Acquisition; and

         (d) such Borrower or any Subsidiary may make a Disposition permitted by Section 7.05.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b)      Dispositions of inventory in the ordinary course of business;

         (c)      Dispositions of equipment or real property to the extent that
(i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of equipment, real property or leasehold improvements;

         (d) Dispositions of property by any Subsidiary to a Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof shall also be a Guarantor;

         (e)      Dispositions permitted by Section 7.04;

         (f) Dispositions of Long Term Student Notes Receivables and other notes and receivables in the ordinary course of business; and

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         (g)      other Dispositions by such Borrower and its Subsidiaries, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such Disposition is in an arm's-length transaction and such Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by such Borrower or such Subsidiary, as the case may
be), (iii) the total consideration received by such Borrower or such Subsidiary is at least 85% cash and is paid at the time of the closing of such Disposition,
(iv) the net cash proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.07(b) and (v) the aggregate amount of the proceeds received from all assets so Disposed of in any fiscal year shall not exceed the greater of (x) $10,000,000 and (y) five percent (5%) of Consolidated Tangible Assets as of the end of the preceding fiscal year;

provided, however, that any Disposition pursuant to clauses (a), (b), (c), (f) and (g) shall be for fair market value.

         7.06 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) each Subsidiary may make Restricted Payments to a Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to a Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

         (b) such Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

         (c) such Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

         (d) the Domestic Borrower may make Restricted Payments not otherwise permitted under clauses (a) through (c) above so long as (i) both before and after giving effect thereto, there shall not exist a Default, (ii) after giving effect thereto, the Domestic Borrower shall be in pro forma compliance with the financial covenants in Section 7.11 and (iii) the aggregate amount of such Restricted Payments in any period of four consecutive fiscal quarters shall not exceed the greater of (x) 10% of the Consolidated Net Income of the Domestic Borrower and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters or (y) $5,000,000.

         7.07 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from Post-Secondary Education Business, educational or vocational book publishing, educational or vocational training or any business substantially related or incidental thereto.

         7.08 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of a Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or any Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         7.09 BURDENSOME AGREEMENTS. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor; provided, however, that this clause (i) shall not prohibit customary restrictions in connection with an agreement to make a Disposition permitted hereunder, (ii) of any Subsidiary (other than a Foreign Subsidiary or, with respect to the Indebtedness of the Domestic Borrower, a Canadian Subsidiary) to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 7.03(b), 7.03(c), 7.03(f) or 7.03(h) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(i) or 7.03(j) that is no more restrictive

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than those provided in this Agreement and that does not restrict the creation of Liens to secure the Obligations, any customary restrictions in connection with an agreement to make a Disposition permitted hereunder or any agreement prohibiting the incurrence of Liens securing subordinated Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. This Section shall not apply to the existing Contractual Obligations of CDI that shall be satisfied within four (4) months of the CDI Acquisition.

         7.10 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner that might cause the Borrowing or the application of such proceeds to violate Regulation U of the FRB.

         7.11     FINANCIAL COVENANTS.

         (a) Consolidated Net Worth. Permit the Consolidated Net Worth of the Domestic Borrower and its Subsidiaries as of the end of any fiscal quarter to be less than the sum of (a) $190,000,000, (b) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after March 31, 2003 (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Domestic Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of the Domestic Borrower or any Subsidiary (other than issuances to the Domestic Borrower or a wholly-owned Subsidiary and other than issuances of stock to officers, employees or directors or equity in connection with the exercise thereof), including upon any conversion of debt securities of the Domestic Borrower or a Subsidiary into such capital stock or other equity interests.

         (b) Consolidated Fixed Charges Coverage Ratio. Permit the Consolidated Fixed Charges Coverage Ratio of the Domestic Borrower and its Subsidiaries as of the end of any fiscal quarter of the Domestic Borrower to be less than 1.50:1.00.

         (c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Domestic Borrower and its Subsidiaries as of the end of any fiscal quarter ending during any period set forth below to be greater than the ratio set forth below opposite such period:

                                                MAXIMUM CONSOLIDATED LEVERAGE
                  PERIODS                                   RATIO
-----------------------------------------------------------------------------
         Through September 30, 2004                       2.25:1.00
December 31, 2004 through September 30, 2005              2.00:1.00
       On and after December 31, 2005                     1.75:1.00

         (d) DOE Financial Responsibility Composite Ratio. Permit the DOE Ratio as of the last day of any fiscal year to be less than 1.50:1.00.

         (e) Long Term Note Receivables. Permit the amounts owing under Long Term Student Note Receivables net of allowances for uncollectible amounts at any time to be greater than ten percent (10%) of Consolidated Net Worth.

         7.12 AMENDMENT OF ACQUISITION AGREEMENT. Amend or waive any material conditions, terms or undertakings in the existing agreements regarding the CDI Acquisition without the prior written consent of the Administrative Agents (which consent shall not be unreasonably withheld).

         7.13 RESTRICTIVE AGREEMENTS, ETC. Enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by Section 7.01(b) as in effect on the Closing Date) restricting the ability of any Borrower or any other Loan Party to amend or otherwise modify this Agreement or any other Loan Document.

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

         7.14 CORINTHIAN PROPERTIES. Notwithstanding anything to the contrary herein, unless and until Corinthian Properties becomes a Loan Party and enters into a Guaranty and Pledge Agreement, each Borrower will not, and will not permit any of its Subsidiaries to, make any further Investments in Corinthian Properties or permit Corinthian Properties to engage in any business other than the ownership, operation and leasing of the properties it owns as of the Closing Date.

         7.15 LIMITATIONS ON CERTAIN INVESTMENTS AND ACQUISITIONS. Notwithstanding the provisions of Sections 7.02(c) and (h), 7.03(d) and (e), and 7.04(c), the sum of the following amounts shall not exceed $50,000,000 at any time: (a) the aggregate amount outstanding at such time of all Investments made after the date hereof by the Domestic Borrower or any Domestic Subsidiary in any Canadian Subsidiary or Foreign Subsidiary (net of any returns or repayments); and (b) the aggregate amount of the total consideration (excluding equity) paid for all Acquisitions made after the date hereof by the Domestic Borrower or any Domestic Subsidiary of any Canadian Subsidiary or Foreign Subsidiary, less any distributions received by the Domestic Borrower or any Domestic Subsidiary on account of such Canadian Subsidiary or Foreign Subsidiary.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a)      Non-Payment. Any Borrower or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan, any Acceptance or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10 or 6.12 or Article VII; or

         (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) knowledge by an executive officer of such Loan Party or (ii) notice thereof has been received by the Borrowers from any Administrative Agent or any Lender; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein or in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default. (i) Any Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or

(B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Borrower or Subsidiary as a result thereof is greater than $5,000,000; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) Any Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) Judgments. There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA; Canadian Pension Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000, or (iii) the institution of any steps by a Borrower, a Subsidiary or any applicable regulatory authority to terminate any Canadian Pension Plan (wholly or in part) which could result in the Borrower or Subsidiary being required to make an additional contribution to the Canadian Pension Plan in excess of $10,000,000, or (iv) the failure to make a required contribution to any Canadian Pension Plan that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (v) the taking of any action with respect to a Canadian Pension Plan which could reasonably be expected to result in the requirement that a Borrower or a Subsidiary furnish a bond or other security to such Canadian Pension Plan or any applicable regulatory authority that, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (vi) the occurrence of any event with respect to any Canadian Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or Subsidiary of any fine or statutory penalty in excess of $10,000,000 with respect to any Canadian Pension Plan or Canadian Welfare Plan benefit.

         (j) Invalidity of Loan Document. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) Regulatory Noncompliance. Any Borrower or any Material Subsidiary fails to comply in any material respect with any of the terms and provisions of any material license, permit or regulation issued by the DOE or of any Governmental Authority; or

         (l) Change of Control. There occurs any Change of Control with respect to any Borrower.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agents shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans, the obligation of each Canadian Lender to create or purchase any Acceptance and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

         (c) require that each Borrower Cash Collateralize the L/C Obligations of such Borrower (in an amount equal to the then Outstanding Amount thereof);

         (d) require that the Canadian Borrower Cash Collateralize the Face Amount of all unmatured Acceptances; and

         (e) exercise on behalf of themselves and the Lenders all rights and remedies available to them and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Laws, the obligation of each Lender to make Loans, the obligation of each Canadian Lender to create or purchase any Acceptance and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations and the Face Amount of all unmatured Acceptances as aforesaid shall automatically become effective, in each case without further act of any Administrative Agent or any Lender.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENTS

         9.01     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENTS.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the applicable Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agents. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each L/C Issuer shall act on behalf of the applicable Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the applicable Administrative Agent in this Article IX with respect to any acts taken or

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

omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

         9.02 DELEGATION OF DUTIES. Each Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Without limitation of the foregoing, the Canadian Administrative Agent may execute any of its duties under this Agreement or any other Loan Document through Bank of America, N.A. Each Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENTS. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         9.04     RELIANCE BY ADMINISTRATIVE AGENTS.

         (a) Each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by an Administrative Agent. Each Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if required hereunder, all directly-affected Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agents shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         9.05 NOTICE OF DEFAULT. Each Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Administrative Agent for the account of the Lenders, unless such Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Each Administrative Agent will notify the Lenders of its receipt

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

of any such notice. Each Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until such Administrative Agent has received any such direction, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENTS. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents herein, the Administrative Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENTS. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other group of Lenders as may be required under Section 10.01) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Administrative Agent is not reimbursed for such expenses by or on behalf of a Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of any Administrative Agent.

         9.08 ADMINISTRATIVE AGENTS IN THEIR INDIVIDUAL CAPACITY. Bank of America, Bank of America Canada and their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America and Bank of America Canada were not the Administrative Agents, the L/C Issuers or the Swing Line Lenders hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, Bank of America Canada or their Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agents shall be under no obligation to provide such

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

information to them. With respect to its Loans, Bank of America and Bank of America Canada shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though they were not the Administrative Agents or the L/C Issuers or the Swing Line Lenders, and the terms "Lender" and "Lenders" include Bank of America and Bank of America Canada in their individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. Any Administrative Agent may resign as an Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America or Bank of America Canada shall also constitute its resignation as an L/C Issuer and as a Swing Line Lender. If an Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Canadian Lenders (in respect of appointing a replacement Canadian Administrative Agent) or the Domestic Lenders (in respect of appointing a replacement Domestic Administrative Agent) a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of any Administrative Agent, such Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Canadian Lenders (in respect of appointing a replacement Canadian Administrative Agent) or the Domestic Lenders (in respect of appointing a replacement Domestic Administrative Agent). Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as an Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for (and against cancellation of) the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as an Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 ADMINISTRATIVE AGENTS MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agents (irrespective of whether the principal of any Loan, Acceptance or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agents shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Acceptances, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agents and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agents under Sections 2.04(i) and
(j), 2.10 and 10.04) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agents and, in the

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event that any Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to such Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Administrative Agent and its agents and counsel, and any other amounts due such Administrative Agent under Sections 2.10 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

         9.11 COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably authorize each Administrative Agent, at its option and in its discretion,

         (a) to release any Lien on any property granted to or held by such Administrative Agent under any Security Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to
Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to subordinate any Lien on any property granted to or held by such Administrative Agent under any Security Document to the holder of any Lien on such property that is permitted by Sections 7.01(b) or 7.01(d); and

         (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by any Administrative Agent at any time, the Required Lenders will confirm in writing such Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 9.11.

         9.12 OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "book manager" or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the applicable Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrowers, and acknowledged by the Administrative Agents, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

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         (b)      postpone any date fixed by this Agreement or any other Loan
Document for any payment or mandatory prepayment (other than a Mandatory Prepayment under Section 2.07) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan, Acceptance or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, provided, however, that only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder even if the effect of such amendment would be to reduce the rate of interest on any Loan, Acceptance or L/C Borrowing or to reduce any fee payable hereunder;

         (d) change the percentage of the Aggregate Domestic Commitments or the Aggregate Canadian Commitments or of the aggregate unpaid principal amount of the Loans, Acceptances and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

         (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all the Lenders;

         (f)      release any Guarantor from the Guaranty except as provided in
Section 9.11 hereof; or;

         (g)      release all or a material part of the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of such Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the address, facsimile number or (subject to subsection
(c) below) electronic mail address specified for notices on Schedule 10.02 and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the telephone number specified for notices on
Schedule 10.02; or, in the case of the Borrowers, the Administrative Agents, the L/C Issuers or the Swing Line Lenders, to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agents, the L/C Issuers and the Swing Line Lenders. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other

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communications to the Administrative Agents, the L/C Issuers and the Swing Line
Lenders pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agents and the Lenders. The Administrative Agents may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agents and Lenders. The Administrative Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Drawing Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with any Administrative Agent may be recorded by such Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. Each Borrower agrees jointly and severally (a) to pay or reimburse the Administrative Agents for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agents and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agents and the cost of independent public accountants and other outside experts retained by the Administrative Agents or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWERS. Whether or not the transactions contemplated hereby are consummated, each Borrower shall jointly and severally indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such

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Indemnitee in any way relating to or arising out of or in connection with (a)
the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan, Acceptance or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). The agreements in this Section shall survive the resignation of any Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

         10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Borrower is made to any Administrative Agent or any Lender, or any Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to such Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by such Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate in the case of the Domestic Administrative Agent and the Interbank Reference Rate in the case of the Canadian Administrative Agent from time to time in effect.

         10.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), Acceptances and participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the

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assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the applicable Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of such Administrative Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by such Borrower (which approval shall not be unreasonably withheld and shall not be required during the continuance of any Default), such Administrative Agent, the applicable L/C Issuer and the applicable Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to such Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by such Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its expense) shall execute and deliver a new Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Each Administrative Agent, acting solely for this purpose as an agent of the applicable Borrower, shall maintain at the Administrative Agent's Office of such Administrative Agent a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each such Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, any Borrower or Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates or Subsidiaries (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans and Acceptances (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits

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of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender or a Canadian Lender to which clause (c) in the third sentence of the fourth paragraph of Section 10.15(a) applies (if it were a Lender) shall not be entitled to the benefits of Section 3.01 unless each Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agents, the L/C Issuers and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include a Borrower or any of its Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agents and the Borrowers (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agents and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating

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to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America or Bank of America Canada assigns all of its Commitment and Loans pursuant to subsection (b) above, it may, (i) upon 30 days' notice to the Borrowers and the Lenders, resign as an L/C Issuer and/or (ii) upon five Business Days' notice to the Borrowers, terminate the applicable Swing Line Loans. In the event of any such resignation as an L/C Issuer or termination of such Swing Line Loans, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America or Bank of America Canada as L/C Issuer or the termination of any Swing Line Loan, as the case may be. Bank of America and Bank of America Canada shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to
Section 2.04(c)). If Bank of America or Bank of America Canada terminates its Swing Line Loans, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.05(a).

         10.08 CONFIDENTIALITY. Each of the Administrative Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to any Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Loan Parties relating to the Loan Parties or their businesses, other than any such information that is available to any Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and each Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Acceptances, Letters of Credit and transactions contemplated hereby.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agents or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agents after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If any Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agents or any Lender or on their behalf and notwithstanding that any Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 TAX FORMS. (a) Each Domestic Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Domestic Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Domestic Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Domestic Borrower pursuant to this Agreement) or such other evidence satisfactory to the Domestic Borrower and the Domestic Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Foreign Lender shall (i) promptly submit to the Domestic Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Domestic Borrower and the Domestic Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Domestic Borrower pursuant to this Agreement, (ii) promptly notify the Domestic Administrative Agent and the Domestic Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and
(iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Domestic Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

         Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Domestic Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Domestic Administrative Agent (in the reasonable exercise of its discretion), (i) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (ii) two duly signed completed copies of IRS Form W-8IMY (or any successor forms), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

         The Domestic Borrower shall not be required to pay any additional or other amount to any Foreign Lender under Section 3.01 (i) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption or reduction such Lender transmits with any IRS Form required to be provided pursuant to this Section 10.15(a) or (ii) if such Foreign Lender shall have failed to satisfy the requirements of this
Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Domestic Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, (y) such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate as described in Section 3.01 or (z) the rate of any such deduction or withholding is increased. The Domestic Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Domestic Borrower is not required to pay additional amounts under this Section 10.15(a).

         Upon request of the Canadian Administrative Agent or the Canadian Borrower from time to time, each Canadian Lender shall deliver to the Canadian Administrative Agent and the Canadian Borrower a certificate, executed by a senior officer of such Canadian Lender, certifying that (a) such Canadian Lender is not a "non-resident" within the meaning of the Income Tax Act (Canada); or
(b) such Canadian Lender is an "authorized foreign bank" within the meaning of the Bank Act (Canada) for purposes of the Income Tax Act (Canada) and is entering into this Agreement (or an Assignment and Assumption) in the ordinary course of its trade and business that is its "Canadian banking business" for purposes of the Income Tax Act (Canada), and each amount paid or credited by or to it in respect of the transactions contemplated hereunder is, and will be brought into account and recorded and reported in computing its income for Canadian tax purposes as having been made or received as the case may be, in respect of its "Canadian banking business" as so defined; or (c) neither (a) nor
(b) above apply. A Canadian Lender delivering such certificate shall also deliver such documents or other evidence as may be reasonably required from time to time to confirm the truth and accuracy of foregoing certificate. If the certificate delivered by a Canadian Lender pursuant to this paragraph indicates that (c) above applies, or if a Canadian Lender fails to deliver such certificate or such documents or other evidence reasonably required, then (x) the Canadian Borrower (in compliance with Section 3.01(a)) or Canadian Administrative Agent may withhold from any interest payment to such Canadian Lender an amount equivalent to the applicable Canadian withholding tax imposed by applicable Canadian Laws, without reduction, and (y) the Canadian Borrower shall not be required to pay any additional or other amount to such Canadian Lender under Section 3.01 to the extent such additional or other amount would not be assessable if (a) or (b) above were to apply; provided that if an Event of Default shall occur and continue to exist for not less than six (6) months then clause (y) of this sentence shall not apply with respect to a Canadian Lender which is not a signatory to this Agreement on the date hereof and to which an assignment has been made during the continuance of such Event of Default and following the expiration of such six (6) months. From time to time, each Canadian Lender shall (i) promptly submit to the Canadian Administrative Agent and the Canadian Borrower such certificates, documents or other evidence as aforesaid, (ii) promptly notify the Canadian Administrative Agent and the Canadian Borrower of any change in circumstances which would result in a certificate delivered as required above no longer continuing to be true and accurate, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Canadian Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Canadian Borrower make any deduction or withholding for taxes from amounts payable to such Canadian Lender.

         (b) Upon the request of the Domestic Administrative Agent, each Domestic Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Domestic Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Domestic Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction, and the Borrowers shall not be responsible for any of those Taxes or other sums payable on account of such Lender's failure to deliver such forms.

         (c) If any Governmental Authority asserts that any Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify such Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to such Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of such Administrative Agent. If any Governmental Authority asserts that any Borrower or any Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, and such improper failure to withhold or backup withhold occurred as a result of such Lender's failure to comply with the applicable provisions of this Section 10.15, such Lender shall indemnify such Borrower therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable, and costs and expenses (including Attorney Costs) of such Borrower. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation of such Administrative Agent.

         10.16 REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agents, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrowers in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if any Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The applicable Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the applicable L/C Issuer and (as applicable) the Domestic Swing Line

Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Domestic Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Credit Extensions.

         10.17    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA applicable to agreements made and to be performed entirely within such State; PROVIDED THAT EACH ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, EACH ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, EACH ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              CORINTHIAN COLLEGES, INC.,
                              a Delaware corporation

                              By: /s/ Dennis N. Beal
                                 ------------------------------------
                              Name:  Dennis N. Beal
                              Title: Executive Vice President and CFO

                              CORINTHIAN CANADA ACQUISITION INC.,
                              an Ontario corporation

                              By: /s/ Dennis N. Beal
                                 ------------------------------------
                              Name: Dennis N. Beal
                              Title: Executive Vice President and CFO

                              BANK OF AMERICA, N.A.,
                              as Domestic Administrative Agent

                              By: /s/ Brenda H. Little
                                 ------------------------------------
                              Name: Brenda H. Little
                              Title: Assistant Vice President

                              BANK OF AMERICA, N.A., ACTING THROUGH ITS
                              CANADIAN BRANCH,
                              as Canadian Administrative Agent

                              By: /s/ Nelson Lam
                                 --------------------------------------
                              Name: Nelson Lam
                              Title: Vice President

                              BANK OF AMERICA, N.A.,
                              as a Domestic Lender, Domestic L/C Issuer and Domestic Swing Line Lender

                              By: /s/ Cynthia K. Goodfellow
                                 ------------------------------------------
                              Name: Cynthia K. Goodfellow
                              Title: Vice President

                              BANK OF AMERICA, N.A., ACTING THROUGH ITS
                              CANADIAN BRANCH,
                              as a Canadian Lender, Canadian L/C Issuer and Canadian Swing Line Lender

                              By: /s/ Nelson Lam
                                 ------------------------------------------
                              Name: Nelson Lam
                              Title: Vice President

                              UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent and a Domestic Lender

                              By: /s/ Stephen W. Dunne
                                 -----------------------------------------
                              Name: Stephen W. Dunne
                              Title: Vice President

                              SUNTRUST BANK,
                              as a Domestic Lender

                              By: /s/ Daniel S. Komitor
                                 ------------------------------------
                              Name: Daniel S. Komitor
                              Title: Director

                              US BANK NATIONAL ASSOCIATION,
                              as Co-Documentation Agent and a Domestic Lender

                              By: /s/ Douglas A. Rich
                                 --------------------------------------------
                              Name: Douglas A. Rich
                              Title: Vice President

                              MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as a Domestic Lender

                              By: /s/ Dustin J. Van Peursem
                                 --------------------------------------------
                              Name: Dustin J. Van Peursem
                              Title: Assistant Vice President

                              JPMORGAN CHASE BANK,
                              as a Co-Documentation Agent and a Domestic Lender

                              By: /s/ David Gibbs
                                 ----------------------------------------------
                              Name: David Gibbs
                              Title: VP / Group Manager

                              JPMORGAN CHASE BANK, TORONTO BRANCH,
                              as a Canadian Lender

                              By: /s/ Drew McDonald
                                 ------------------------------------
                              Name: Drew McDonald
                              Title: Vice President

                              THE BANK OF NOVA SCOTIA,
                              as a Canadian Lender

                              By: /s/ B. J. Chambers
                                 -------------------------------------
                              Name: B. J. Chambers
                              Title: Sr. Mgr., Credit & Deputy Manager

                              THE NORTHERN TRUST COMPANY
                              as a Domestic Lender

                              By: /s/ Steven W. Ryan
                                 ------------------------------------
                              Name: Steven W. Ryan
                              Title: Vice President

                              UNION BANK OF CALIFORNIA, N.A.,
                              CANADA BRANCH, as a Canadian Lender

                              By: /s/ James G. Chepyha
                                 ------------------------------------
                              Name: James G. Chepyha
                              Title: Vice President

                                  SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                                                                          AGGREGATE PRO RATA SHARE AS
            DOMESTIC LENDER                          COMMITMENT       PRO RATA SHARE             OF CLOSING DATE
---------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                               $ 30,000,000      16.2162162162%              12.765957447%
Union Bank of California, N.A.                      $ 30,000,000      16.2162162162%              12.765957447%
JPMorgan Chase Bank                                 $ 30,000,000      16.2162162162%              12.765957447%
US Bank National Association                        $ 40,000,000      21.6216216216%              17.021276596%
Suntrust Bank                                       $ 25,000,000      13.5135135135%              10.638297872%
Merrill Lynch Business Financial Services, Inc.     $ 20,000,000      10.8108108108%               8.510638298%
The Northern Trust Company                          $ 10,000,000       5.4054054054%               4.255319149%

Total                                               $185,000,000      100.000000000%

                                                                                          AGGREGATE PRO RATA SHARE AS
              CANADIAN LENDER                        COMMITMENT        PRO RATA SHARE            OF CLOSING DATE
------------------------------------------------------------------------------------------------------------------------
**Bank of America, N.A., acting through its         $10,000,000           20.000%                  4.255319149%
    Canadian branch
*The Bank of Nova Scotia                            $20,000,000           40.000%                  8.510638298%
**Union Bank of California, N.A., Canada Branch     $10,000,000           20.000%                  4.255319149%
**JPMorgan Chase Bank, Toronto Branch               $10,000,000           20.000%                  4.255319149%

Total                                               $50,000,000    100.000000000%

*        Schedule I Reference Bank

**       Other Reference Lender

                                       1